                                                                   EXHIBIT 3.5.4





                          SECOND AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP


                                       OF


                         STRATEGIC TIMBER PARTNERS, LP




                                  DATED AS OF
                                  MAY___, 1999

                                TABLE OF CONTENTS

ARTICLE I.........................................................................................................2
         Definitions..............................................................................................2
                  1.1      Definitions............................................................................2

ARTICLE II........................................................................................................9
         Organization of Partnership..............................................................................9
                  2.1      Organization...........................................................................9
                  2.2      Name...................................................................................9
                  2.3      Location of Principal Place of Business................................................9
                  2.4      Registered Agent and Registered Office.................................................9
                  2.5      Term..................................................................................10

ARTICLE III......................................................................................................10
         Purpose and Powers......................................................................................10
                  3.1      Purpose and Business..................................................................10
                  3.2      Powers................................................................................10

ARTICLE IV.......................................................................................................11
         Capital Contributions...................................................................................11
                  4.1      Capital Contributions, Partnership Interests and Percentage Interests of
                           Partners..............................................................................11
                  4.2      Issuances of Additional Partnership Interests ........................................11
                  4.3      Contribution of Proceeds of Issuance of STT Shares....................................12
                  4.4      No Third Party Beneficiaries..........................................................12
                  4.5      No Interest on or Return of Capital Contributions.....................................13
                  4.6      Loans to Partnership..................................................................13
                  4.7      Incentive Plan........................................................................13
                  4.8      No Preemptive Rights..................................................................13

ARTICLE V........................................................................................................13
         Distributions...........................................................................................13
                  5.1      Distributions.........................................................................13
                  5.2      Amounts Withheld......................................................................14
                  5.3      Distributions Upon Liquidation........................................................14
                  5.4      Capital Gains.........................................................................14

ARTICLE VI.......................................................................................................15
         Allocations and Other Tax and Accounting Matters........................................................15
                  6.1      Allocations for Capital Account Purposes..............................................15
                  6.2      Tax Allocations.......................................................................15
                  6.3      Books of Account......................................................................16
                  6.4      Reports...............................................................................16
                  6.5      Tax Matters Partner; Tax Elections and Returns........................................16
                  6.6      Withholding Payments Required By Law..................................................17
                  6.7      Fiscal Year...........................................................................18

ARTICLE VII......................................................................................................18
         Rights, Duties and Restrictions of the
                  General Partner and the REIT...................................................................18
                  7.1      Powers and Duties of General Partner..................................................18
                  7.2      Reimbursement of the General Partner and STT..........................................21
                  7.3      Contracts with Affiliates.............................................................22
                  7.4      Title to Partnership Assets...........................................................22
                  7.5      Reliance by Third Parties.............................................................22
                  7.6      Indemnification by Partnership........................................................23
                  7.7      Liability of the General Partner and STT..............................................25
                  7.8      Other Matters Concerning the General Partner and STT..................................25
                  7.9      Outside Activities of the General Partner and STT.....................................25
                  7.10     Certificate of Limited Partner........................................................26
                  7.11     Restrictions on General Partner Authority.............................................26

ARTICLE VIII.....................................................................................................27
         Dissolution, Winding-Up and Liquidation or Combination..................................................27
                  8.1      Events of Dissolution.................................................................27
                  8.2      Winding Up............................................................................27
                  8.3      Timing Requirements...................................................................29
                  8.4.     Documentation of Liquidation..........................................................29
                  8.5      Rights of Limited Partners............................................................29
                  8.6      Notice of Dissolution.................................................................29
                  8.7      Reasonable Time for Winding-Up........................................................29
                  8.8.     Waiver of Partition...................................................................30
                  8.9.     Deemed Distribution and Recontribution................................................30

ARTICLE IX.......................................................................................................30
         Transfer of Partnership Interests.......................................................................30
                  9.1      Transfer..............................................................................30
                  9.2      Transfers by the General Partner or STT...............................................30
                  9.3      Transfers by Limited Partners Other than STT..........................................31
                  9.4      Assignees.............................................................................32
                  9.5      Certain Restrictions on Transfer......................................................32
                  9.6      Substituted Limited Partners..........................................................33

ARTICLE X........................................................................................................34
         Rights and Obligations of the Limited Partners..........................................................34
                  10.1     Limitation of Liability...............................................................34
                  10.2     No Participation in Management........................................................34
                  10.3     No Withdrawal.........................................................................34
                  10.4     Conflicts.............................................................................34
                  10.5     Provision of Information..............................................................34
                  10.6     Power of Attorney.....................................................................35

ARTICLE XI.......................................................................................................36
         Grant of Certain Rights to Limited Partners.............................................................36
                  11.1     Grant of Rights.......................................................................36
                  11.2     Right of STT to Assume................................................................37
                  11.3     Restriction on Redemption.............................................................38

ARTICLE XII......................................................................................................38
         Amendment of Partnership Agreement......................................................................38
                  12.1     Amendments............................................................................38

ARTICLE XIII.....................................................................................................39
         Meetings of the Partners................................................................................39
                  13.1     Partner Meetings......................................................................39
                  13.2     Written Consent.......................................................................40
                  13.3     Proxy.................................................................................40

ARTICLE XIV......................................................................................................40
         Admission of Additional Limited Partners................................................................40
                  14.1     Procedure for Admission...............................................................40
                  14.2     Allocations and Distribution to Additional Partners...................................40

ARTICLE XV.......................................................................................................41
         General Provisions......................................................................................41
                  15.1     Notices...............................................................................41
                  15.2     Controlling Law.......................................................................41
                  15.3     Execution in Counterparts.............................................................41
                  15.4     Provisions Separable..................................................................41
                  15.5     Entire Agreement......................................................................41
                  15.6     Titles and Captions...................................................................41
                  15.7     Pronouns and Plurals..................................................................41
                  15.8     Number of Days........................................................................42
                  15.9     Assurances............................................................................42
                  15.10    Binding Effect........................................................................42
                  15.11    Creditors.............................................................................42
                  15.12    Waiver................................................................................42
                  15.13    Exhibits..............................................................................42

THE PARTNERSHIP INTERESTS REFERRED TO IN THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. REFERENCE IS MADE TO ARTICLE IX OF THIS AGREEMENT FOR PROVISIONS RELATING TO VARIOUS RESTRICTIONS ON THE SALE OR OTHER TRANSFER OF THESE INTERESTS.



                           SECOND AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                          STRATEGIC TIMBER PARTNERS, LP



                  THIS SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP is made and entered into as of May ___, 1999 by and among the General Partner and the Limited Partners (as those terms are defined below).



                                R E C I T A L S:



         On April 21, 1998, Strategic Timber Operating Co. ("STOC"), as the general partner, and Strategic Timber Trust, Inc. ("STT"), as the limited partner (collectively the "Original Partners") formed Strategic Timber Partners, LP ("Partnership"), as a limited partnership under the Revised Uniform Limited Partnership Act of the State of Delaware pursuant to the Certificate of Limited Partnership of Strategic Timber Partners, LP, filed with the Delaware Secretary of State on April 21, 1998 and the Agreement of Limited Partnership, dated April 21, 1998 ("Original Agreement").

         The Original Agreement was amended and restated as the First Amended and Restated Agreement of Limited Partnership ("Restated Agreement") effective April 23, 1998 contemporaneously with the admission of Louisiana Timber Partners, LLC and the Partnership's acquisition of timberland in the State of Louisiana. The Restated Agreement was further amended by the First Amendment to the Restated Agreement, effective October 9, 1998 ("Amended and Restated Agreement").

         Immediately preceding the execution and delivery of this Agreement, Strategic Timber Two Operating Co., LLC, Strategic Timber Trust II, LLC and Strategic Timber Partners II, LP were merged into the Partnership, with the Partnership being the surviving entity. As a result of such merger, the Partnership acquired all of the outstanding member interests of Pioneer Resources, LLC ("Pioneer"), which owns timberlands located in the states of California, Washington and Oregon.

         The parties hereto desire to further amend and restate the Amended and Restated Agreement in its entirety in accordance with the terms set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration on, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         1.1 Definitions. Except as otherwise expressly provided herein and in the Exhibits, the following terms and phrases shall have the meanings as set forth below:

                  "Accountants" shall mean Arthur Andersen LLP or such other nationally recognized accountants as are selected by the General Partner.

                  "Act" shall mean the Revised Uniform Limited Partnership Act of the State of Delaware, as the same may hereafter be amended from time to time.

                  "Additional Limited Partner" means a Person admitted to the Partnership pursuant to Section 14.1 hereof and who is shown as such on the books and records of the Partnership.

                  "Affiliate" means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person; (ii) any Person owning or controlling ten percent (10%) or more of the outstanding voting interests of such Person; (iii) any Person of which such Person owns or controls ten percent (10%) or more of the voting interests; or
(iv) any officer, director, general partner or trustee of such Person or of any Person referred to in clauses (i), (ii), and (iii) above. For purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Agreement" shall mean this Second Amended and Restated Limited Partnership Agreement and the Exhibits attached hereto, as originally executed and as amended, modified, supplemented or restated from time to time, as the context requires.

                  "Agreed Value" means (i) in the case of any property contributed to the Partnership, the fair market value, as of the time of contribution, as determined by the General Partner and the Person contributing such property, reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed, and
(ii) in the case of any property distributed to a Partner by the Partnership, the value of such property at the time such property is distributed, as determined by the General Partner, in good faith, reduced by any indebtedness either assumed by such Partner upon such distribution or to which such property is subject at the time of distribution as determined under section 752 of the Code and the Regulations thereunder. The aggregate Agreed Value of the property contributed or deemed contributed by each Partner as of the date hereof is as set forth in Exhibit A.

                  "Articles of Incorporation" means the amended and restated articles of incorporation of STT filed in the State of Georgia on May ___, 1999, as amended or restated from time to time.

                  "Assignee" means a Person to whom one or more Partnership Units have been transferred in a manner permitted under this Agreement, but who has not become a substituted Limited Partner, and who has the rights set forth in Section 9.4.

                  "Audited Financial Statements" shall mean financial statements (balance sheet, statement of operations, statement of partners' equity and statement of cash flows) prepared in accordance with GAAP and accompanied by an independent auditor's report containing an opinion thereon.

                  "Bankruptcy" shall mean, with respect to any Partner, (i) the commencement by such Partner of any petition, case or proceeding seeking relief under any provision or chapter of the federal Bankruptcy Code or any other federal or state law relating to insolvency, bankruptcy or reorganization, (ii) an adjudication that such Partner is insolvent or bankrupt; (iii) the entry of an order for relief under the federal Bankruptcy Code with respect to such Partner, (iv) the filing of any such petition or the commencement of any such case or proceeding against such Partner, unless such petition and the case or proceeding initiated thereby are dismissed within ninety (90) days from the date of such filing or (v) the filing of an answer by such Partner admitting the allegations of any such petition.

                  "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

                  "Capital Account" shall mean the separate "book" account which the Partnership shall establish and maintain for each Partner in accordance with Exhibit B of this Agreement.

                  "Capital Contribution" means the amount of cash, cash equivalents and the Agreed Value of any contributed property that a Partner contributes, or is deemed to contribute, to the Partnership pursuant to Sections
4.1 through 4.3 hereof.

                  "Capital Gain Amount" has the meaning set forth in Section 5.4 of this Agreement.

                  "Cash Amount" means an amount of cash equal to the Value of the Shares on the Valuation Date.

                  "Certificate" shall mean the Certificate of Limited Partnership establishing the Partnership, as filed with the office of the Delaware Secretary of State, as it may be amended from time to time in accordance with the terms of this Agreement and the Act.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section of the Code shall be deemed to include a reference to any corresponding provision of succeeding laws.

                  "Consent" shall mean the consent or approval of a proposed action by the Partners, given in accordance with Article XIII hereof.

                  "Consolidated Company" means the combined group of STT, STOC, the Partnership and Pioneer.

                  "Continuing Limited Partners" means those Persons, other than STT, that have been admitted as Limited Partners prior to the Effective Date of this Agreement.

                  "Conversion Factor" means 1.0, provided however, that in the event STT (i) declares or pays a dividend on its outstanding Shares in its Shares or makes a distribution to all holders of its outstanding Shares of its Shares, (ii) subdivides its outstanding Shares, or (iii) combines its outstanding Shares into a smaller number of Shares, the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which shall be the number of Shares issued and outstanding on the record date for such dividend, distribution, subdivision or combination (assuming for such purposes that such dividend, distribution, subdivision or combination has occurred as of such time), and the denominator of which shall be the actual number of Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, subdivision or combination. Any adjustment to the Conversion Factor shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event. It is intended that the foregoing adjustments to the Conversion Factor be made to provide, at all times, the economic equivalence of one Partnership Unit to one Share.

                  "Effective Date" means the date of the closing of the initial public offering of the common stock of STT pursuant to that certain Underwriting Agreement among Strategic Timber Partners, LP, Strategic Timber Trust, Inc. and the representatives of the several underwriters dated as of May __, 1999.

                  "Entity" shall mean any general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, real estate investment trust, association or other business entity.

                  "GAAP" shall mean U.S. generally accepted accounting principles as in effect from time to time.

                  "General Partner" means Strategic Timber Operating Co., a Delaware corporation or its duly admitted successors.

                  "Gross Asset Value" shall mean the value at which the assets of the Partnership are carried on its books as required by the Regulations under Code section 704(b) and as determined in accordance with Exhibit B.

                  "Incentive Plan" shall mean the 1999 Strategic Timber Trust Omnibus Incentive Plan and any other stock option or stock incentive plan hereafter adopted by STT or an Entity that is part of the Consolidated Company.

                  "Indemnitee" shall mean (i) any Person made a party to a proceeding by reason of his status as (A) the General Partner, (B) STT, (C) an employee, independent contractor, trustee, director, or officer of an Entity that is part of the Consolidated Company (except with respect to any guaranty or other credit enhancement of any debt obligation of the Partnership), or (D) a Liquidating Trustee of the Partnership, and (ii) such other Persons (including Affiliates of the General Partner or the Partnership) as the General Partner may designate from time to time in its sole and absolute discretion.

                  "Limited Partners" shall mean those Persons, including STT, listed under the heading "Limited Partners" on Exhibit A attached hereto, as amended from time to time to reflect the admission of additional Persons and any permitted successors or assigns, who are admitted as limited partners in the Partnership.

                  "Liquidating Trustee" is defined in Section 8.2 of this Agreement.

                  "Net Income" means for any period, the excess, if any, of the Partnership's items of income and gain for such period over the Partnership's items of loss and deduction for such period. The items included in the calculation of Net Income shall be determined in accordance with Exhibit B.

                  "Net Loss" means, for any period, the excess, if any, of the Partnership's items of loss and deduction for such period over the Partnership's items of income and gain for such period. The items included in the calculation of Net Loss shall be determined in accordance with Exhibit B.

                  "Net Operating Cash Flow" means, with respect to any period for which such calculation is being made,

(i)      the sum of:

         (a) the Partnership's Net Income or Net Loss (as the case may be) for such period,

         (b) depreciation, depletion and all other noncash charges deducted in determining Net Income or Net Loss for such period,

         (c) the amount of any reduction in the reserves of the Partnership (including, without limitation, reductions resulting from the General Partner determining that such amounts are no longer necessary), and

         (d) all other cash received by the Partnership for such period that was not included in determining Net Income or Net Loss for such period including, without limitation, the proceeds of financings in excess of the current needs of the Partnership,

(ii)     less the sum of:

         (a) all principal debt payments made during such period by the Partnership,

         (b)    capital expenditures made by the Partnership during such period,

         (c) investments in any entity (including loans made thereto) to the extent that such investments are not otherwise described in clause (ii)(a) or
(ii)(b),

         (d) all other expenditures and payments not deducted in determining Net Income or Net Loss for such period,

         (e) any amount included in determining Net Income or Net Loss for such period that was not received by the Partnership during such period,

         (f) the amount of any increase in reserves during such period which the General Partner determines to be necessary or appropriate in its sole and absolute discretion, and

         (g) the amount of any working capital accounts and other accounts with similar balances which the General Partner determines to be necessary or appropriate in its sole and absolute discretion.

Notwithstanding the foregoing, Net Operating Cash Flow shall not include any cash received or reductions in reserves or take into account any disbursements made or reserves established after commencement of the dissolution and liquidation of the partnership.

                  "Notice of Redemption" means a Notice exercising a Limited Partner's Redemption Rights, substantially in the form of Exhibit D to this Agreement.

                  "Partner(s)" shall mean the General Partner and/or the Limited Partners, their duly admitted successors or assigns and any additional Person who has been admitted as a partner of the Partnership at the time of reference thereto.

                  "Partnership Interest" shall mean the ownership interest of a Partner in the Partnership representing a Capital Contribution by either a Limited Partner or the General Partner and includes any and all benefits to which the holder of such an interest may be entitled to under this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Partnership Interest may be expressed as a number of Partnership Units.

                  "Partnership Record Date" means the record date established by the General Partner for the distribution of Net Operating Cash Flow pursuant to
Section 5.1 hereof, which record date shall be the same as the record date established by STT for a distribution to its shareholders of some or all of its portion of the distribution of Net Operating Cash Flow.

                  "Partnership Unit" means a fractional, undivided share of the Partnership Interests of all the Partners issued pursuant to Sections 4.1, 4.2,
4.3 and 4.7 of this Agreement. The number of Partnership Units and the Percentage Interest represented by such Units are set forth in Exhibit A, as amended from time to time. The ownership of Partnership Units may be evidenced by such form of certificate for units as the General Partner adopts from time to time on behalf of the Partnership. Partnership Units may be divided into two or more classes and series.

                  "Percentage Interest" shall mean, with respect to any Partner, its interest determined by dividing the Partnership Units owned by such Partner by the total number of Partnership Units then outstanding and as specified in Exhibit A hereto, as such Exhibit may be amended from time to time.

                  "Person" shall mean any natural person or Entity.

                  "Redeeming Partner" has the meaning set forth in Section 11.1 hereof.

                  "Redemption Right" has the meaning set forth in Section 11.1 hereof.

                  "Regulations" shall mean the Federal Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

                  "REIT" means a real estate investment trust as defined in Code section 856.

                  "REIT Expenses" mean all expenses that are incurred by the General Partner or STT relative to ownership of an interest in and operation of the Partnership including, without limitation: (i) the costs and expenses relating to the continuation of STT, its subsidiaries and the Partnership including, without limitation, salaries and other benefits of STT's officers, employees and directors, including benefits under the Incentive Plan; (ii) costs and expenses related to the initial public offering of the Shares and any subsequent offer or registration of securities by STT and all statements, reports, fees and expenses incidental thereto, including underwriting discounts and selling commissions applicable to any such offer of securities; (iii) costs and expenses associated with compliance by STT with laws, rules and regulations promulgated by any regulatory body, including the SEC, and (iv) all other operating or administrative costs of the General Partner, STT and any other Entity that is part of the Consolidated Company incurred on behalf of the Partnership. The reimbursement of REIT Expenses shall not constitute a distribution under Article V of this Agreement.

                  "SEC" means the US Securities and Exchange Commission.

                  "Securities Laws" means the federal and state laws (including the rules and regulations thereunder and the judicial and administrative interpretations thereof) regulating the sale of securities including, without limitation, the Securities Act of 1933, as amended; the Securities Exchange Act of 1934, as amended; state Blue Sky Laws; and the rules and regulations of any stock exchange on which the Shares are listed for trading.

                  "Shares" means the shares of the common stock of STT.

                  "Share Amount" means a number of Shares equal to the product of the number of Partnership Units offered for redemption by a Redeeming Partner, multiplied by the Conversion Factor in effect on the date of receipt by the General Partner of a Notice of Redemption, provided that in the event STT issues to all holders of Shares rights, options, warrants or convertible or exchangeable securities entitling the shareholders to subscribe for or purchase Shares, or any other securities or property, and such rights have not expired at the date the Redemption Notice is received by the General Partner, then the Share Amount shall also include such rights as if the Redeeming Partner had held Shares on the applicable record date relating to the issuance of such rights.

                  "Specified Redemption Date" means the tenth (10th) Business Day after receipt by the General Partner of a Notice of Redemption; provided that no Specified Redemption Date shall occur before one (1) year from the date of this Agreement.

                  "Substituted Limited Partner" means a Person who is admitted as a Limited Partner to the Partnership, pursuant to Section 9.6.

                  "Tax Matters Partner" means the Partner with the responsibilities and authority set forth in Code section 6221 et seq. and as provided in Section 6.5 of this Agreement.

                  "Valuation Date" means the date of receipt by the General Partner of a

Notice of Redemption or, if such date is not a Business Day, the first Business Day thereafter.

                  "Value" means, with respect to a Share, the average of the daily market price for the ten (10) consecutive trading days immediately preceding the Valuation Date. The market price for each such trading day shall be: (i) if the Shares are listed or admitted to trading on any securities exchange or the Nasdaq-National Market System, the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day, (ii) if the Shares are not listed or admitted to trading on any securities exchange or the Nasdaq- National Market System, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or
(iii) if the Shares are not listed or admitted to trading on any securities exchange or the Nasdaq-National Market System and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten (10) days prior to the date in question) for which prices have been so reported; provided that if there are no bid and asked prices reported during the ten (10) days prior to the date in question, the Value of the Shares shall be determined by the General Partner, acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate. In the event the Share Amount includes rights that a holder of Shares would be entitled to receive, then the Value of such rights will be determined by the General Partner, acting in good faith, on the basis of such quotations and other information as it considers, in its reasonable judgment, to be appropriate.


                                   ARTICLE II

                           ORGANIZATION OF PARTNERSHIP

         2.1 Organization. The General Partner has organized the Partnership as a limited partnership by filing the Certificate pursuant to the provisions of the Act for the purposes and upon the terms and conditions hereinafter set forth. The Partners agree that the rights and liabilities of the Partners shall be as provided in the Act, except as otherwise herein expressly provided.

         2.2 Name. The name of the Partnership shall be Strategic Timber Partners, LP, or such other name as shall be chosen from time to time by the General Partner in its sole discretion.

         2.3 Location of Principal Place of Business. The location of the principal place of business of the Partnership shall be at 5 North Pleasant Street, New London, New Hampshire 03257, or such other location as shall be selected from time to time by the General Partner in its sole discretion.

         2.4 Registered Agent and Registered Office. The Corporation Trust Company shall act as registered agent of the Partnership and the Registered Office of the Partnership shall be Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware. The registered office and registered agent may be changed from time to time as the General Partner deems advisable by filing notice of such changes with the Secretary of State of Delaware in accordance with the Act.

         2.5 Term. The Partnership's term commenced upon the filing of the Certificate with the Secretary of State of Delaware on April 21, 1998 and shall continue until December 31, 2099, unless the Partnership is sooner terminated as provided in Article VIII or as provided by law.


                                   ARTICLE III

                               PURPOSE AND POWERS

         3.1 Purpose and Business. The purpose and nature of the business to be conducted by the Partnership is (i) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act; provided, however, that such business shall be limited to and conducted in such a manner as to permit STT at all times to be classified as a REIT, unless STT ceases to qualify as a REIT for reasons other than the conduct of the business of the Partnership; (ii) to enter into any partnership, joint venture, limited liability company or other similar arrangement to engage in any of the foregoing or to own interests in any entity engaged, directly or indirectly, in any of the foregoing; and (iii) to do anything necessary or incidental to the foregoing. In connection with the foregoing, and without limiting STT's right, in its sole discretion, to cease qualifying as a REIT, the Partners acknowledge STT's current status as a REIT inures to the benefit of all of the Partners and not solely to STT's General Partner. The General Partner shall also be empowered to do any and all acts and things necessary or prudent to ensure that the Partnership will not be classified as a "publicly traded partnership" for purposes of section 7704 of the Code including, but not limited to, imposing restrictions on transfers and redemptions.

         3.2 Powers. The Partnership shall have all powers necessary, desirable or appropriate to accomplish the purposes enumerated. In connection with the foregoing, the Partnership shall have full power and authority, directly or indirectly to enter into, perform, and carry out contracts of any kind, to borrow money and to issue other evidences of indebtedness including guaranties of the indebtedness of Affiliates, which indebtedness may be secured by mortgages, pledges, security interests or other liens, and to enter into any and all indentures and other agreements and documents relating to such evidence of indebtedness, directly or indirectly, and to acquire such assets as may be necessary or useful in connection with its business. Notwithstanding the foregoing, the Partnership shall not take, or refrain from taking, any action which, in the judgment of the General Partner, in its sole and absolute discretion, (i) could adversely affect the ability of STT to qualify as a real estate investment trust under the Code, (ii) could subject STT to any taxes under section 857 (other than for capital gains that STT has elected to retain) or section 4981 of the Code or have other potentially adverse consequences under the Code, or (iii) could violate any law or regulation of any governmental body or agency having jurisdiction over STT, its subsidiaries or its securities, unless such action (or inaction) shall have been specifically consented to by STT in writing.


                                   ARTICLE IV

                              CAPITAL CONTRIBUTIONS

         4.1 Capital Contributions, Partnership Interests and Percentage Interests of Partners.

         (a) The Continuing Limited Partners, STT and the General Partner have previously made Capital Contributions to the Partnership. After adjustment for the Partnership Units acquired by STT from the Continuing Limited Partners immediately prior to the execution and delivery of this Agreement, the Capital Contributions made, or deemed to have been made, by the Partners are reflected in Exhibit A attached hereto.

         (b) To the extent the Partnership acquires any property by the merger of any other Person into the Partnership, Persons who receive Partnership Interests in exchange for their interests in the Person merging into the Partnership shall become Partners and shall be deemed to have made Capital Contributions as provided in the applicable merger agreement and as set forth in Exhibit A as amended at such time.

         (c) Each Partner shall own Partnership Units in the amount set forth for such Partner in Exhibit A and shall have a Percentage Interest in the Partnership as set forth for such Partner in Exhibit A, which Percentage Interest shall be adjusted on Exhibit A, from time to time, by the General Partner to the extent necessary to reflect redemptions, Capital Contributions, the issuance of additional Partnership Units (pursuant to any merger or otherwise), or similar events having an effect on a Partner's Percentage Interest. Except as provided in Sections 4.2 and 6.6, the Partners shall have no obligation to make any additional Capital Contributions or loans to the Partnership.

         4.2      Issuances of Additional Partnership Interests.

         (a)      Except as provided in paragraphs (b), (c) and (d) of this
Section 4.2, the General Partner is hereby authorized to cause the Partnership from time to time to issue to the Partners (including STT) or other Persons additional Partnership Units in one or more classes, or one or more series of any of such classes, with such designations, preferences, participation, optional or other special rights, powers and duties, including rights, powers and duties senior to existing Partnership Units, as shall be determined by the General Partner in its sole and absolute discretion and without the approval of any of the Limited Partners, subject to Delaware law, including, without limitation, (i) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Units; (ii) the right of each such class or series of Partnership Units to share in Partnership distributions; and
(iii) the rights of each such class or series of Partnership Units upon dissolution and liquidation of the Partnership.

         (b)      Without limiting the powers granted to the General Partner in
Section 4.2(a), the General Partner is expressly authorized to cause the Partnership to issue Partnership Units for less than fair market value, so long as the General Partner concludes in good faith that such issuance is in the interest of STT and the Partnership (for example, and not by way of limitation, the issuance of Partnership Units pursuant to an employee purchase plan providing for employee purchases of Partnership Units at a discount from fair market value or employee options that have an exercise price that is less than the fair market value of the Partnership Units, either at the time of issuance or at the time of exercise).

         (c) No additional Partnership Units shall be issued to STT and the General Partner, unless either

                  (1) (i) the additional Partnership Units are issued in connection with an issuance of Shares, which shares have designations, preferences and other rights, all such that the economic interests are substantially similar to the designations, preferences and other rights of the additional Partnership Units issued to STT in accordance with this
                  Section 4.2, and (ii) STT shall make a Capital Contribution to the Partnership in an amount equal to the proceeds raised in connection with the issuance of such Shares as provided for in
                  Section 4.3 hereof, or

                  (2) the additional Partnership Units are issued to all Partners in proportion to their respective Percentage Interests.

         (d) If STT makes an additional Capital Contribution to the Partnership pursuant to Section 4.3 of the Agreement, the General Partner shall be deemed to have made a portion of such Capital Contribution in an amount, which when added to prior Capital Contributions of the General Partner, is equal to one percent (1%) of the aggregate Capital Contributions of the Partners.

         4.3 Contribution of Proceeds of Issuance of STT Shares. In connection with the initial public offering of the Shares by STT, and any other issuance of Shares for cash, from time to time, STT shall make a Capital Contribution to the Partnership of the net cash proceeds raised in connection with such issuance less, in the case of the initial public offering, the amount used to pay indebtedness of STT and its Affiliates. The expenses paid or incurred in connection with such issuance including, without limitation, any underwriters' discounts or placement or financial advisory fees, shall be deemed to be a Capital Contribution to the Partnership by STT. The Partnership shall be deemed simultaneously to have reimbursed STT pursuant to Section 7.2 for the amount of such underwriter's discount or other expenses.

         4.4 No Third Party Beneficiaries. No creditor or other third party shall have the right to enforce any right or obligation of any Partner to make Capital Contributions or loans or to pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto and their respective successors and assigns.

         4.5 No Interest on or Return of Capital Contributions. No Partner shall be entitled to interest on its Capital Contribution or have any right to demand or receive the return of its Capital Contribution except as otherwise specifically provided herein.

         4.6 Loans to Partnership. At the option of the General Partner, any Partner (including, without limitation, the General Partner) may make loans to the Partnership on terms deemed by the General Partner to be commercially reasonable.

         4.7      Incentive Plan.

         From time to time, STT may grant stock options or other forms of noncash compensation ("Incentive Compensation") to any officer, director or employee of the Consolidated Company pursuant to the Incentive Plan. At the time of exercise of the stock options or payment of other forms of Incentive Compensation, STT shall be deemed to have contributed to the Partnership as a Capital Contribution, pursuant to this Section 4.7, an amount equal to such Incentive Compensation. In determining the amount of such Capital Contribution in connection with the exercise of an option to acquire the Shares, the excess of the per share market price of the Shares (as of the trading day immediately preceding the date on which the employee receives the Shares or their equivalent) over any amount paid by the employee, officer or director, multiplied by the number of Shares delivered by STT to such Person as Incentive Compensation shall be utilized. Additional Partnership Units will be issued to STT to account for such additional deemed Capital Contribution. All costs attributable to the Incentive Plan are costs of the Partnership and will be reimbursed by the Partnership to STT. As soon as practical after the exercise or vesting of such Incentive Compensation, STT shall contribute to the capital of the Partnership an amount equal to the consideration paid to STT by such employee, officer or director, if any.

         4.8      No Preemptive Rights.

         No Person shall have any preemptive, preferential or other similar right with respect to (i) additional Capital Contributions or loans to the Partnership; or (ii) issuance or sale of any Partnership Units or other Partnership Interests.


                                    ARTICLE V

                                  DISTRIBUTIONS

         5.1      Distributions.

         (a) Except as provided for in Section 5.4 and Section 8.2, the General Partner shall cause the Partnership to distribute all or any portion of the Net Operating Cash Flow to the Partners in such amounts and at such times as the General Partner may determine.


         (b) Amounts of Net Operating Cash Flow designated for distribution will be paid to Partners who were Partners on a Partnership Record Date in accordance with their respective Percentage Interests on such Partnership Record Date; provided, however, in no event may a Partner receive a distribution of Net Operating Cash Flow with respect to a Partnership Unit if such Partner is entitled to receive a distribution out of Net Operating Cash Flow with respect to a Share for which such Partnership Unit has been redeemed or exchanged.

         (c) The General Partner and the Partnership shall not have any liability to a Limited Partner under any circumstances as a result of any distribution to a Limited Partner being treated as proceeds of a sale under Code section 707 or the Regulations thereunder.

         (d) The General Partner shall use its reasonable efforts to cause the Partnership to distribute amounts sufficient to enable the REIT (i) to pay such distributions to its shareholders as will enable the REIT to meet its distribution requirements for qualification as a real estate investment trust as set forth in Code section 857 and (ii) to avoid any federal income or excise tax liabilities imposed by the Code, other than tax on capital gains that have been designated for retention by the Partnership, as provided for in Section 5.4 of this Agreement.

         5.2 Amounts Withheld. All amounts withheld pursuant to the Code or any provision of any state or local tax law pursuant to Section 6.6 hereof with respect to any allocation, payment or distribution to the General Partner, the Limited Partners or Assignees shall be treated as amounts distributed to such Persons pursuant to Section 5.1 for all purposes under this Agreement.

         5.3 Distributions Upon Liquidation. Proceeds from the sale or other disposition of all or substantially all of the assets of the Partnership, or related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Partnership, including reductions in reserves made after commencement of the liquidation of the Partnership, shall be distributed to the Partners in accordance with Section 8.3.

         5.4 Capital Gains. If STT notifies the General Partner that it is making an election under Code section 857(b) to retain all or a portion of its capital gain income ("Capital Gain Amount"), the General Partner will withhold from the distribution of Net Operating Cash Flow an amount equal to (i) the Capital Gain Amount, plus (ii) an amount equal to the capital gain income that is allocable to Partners other than the General Partner and STT in proportion to the Capital Gain Amount. The General Partner shall also compute the federal and state income taxes on the amount to be retained by the Partnership, which shall be computed using STT's effective tax rate for such period ("Tax Amount"). The Tax Amount will be distributed from Net Operating Cash Flow to the Partners in accordance with their Percentage Interests no later than 180 days after the close of a taxable year.

                                   ARTICLE VI

                ALLOCATIONS AND OTHER TAX AND ACCOUNTING MATTERS

         6.1 Allocations for Capital Account Purposes. For purposes of maintaining the Capital Accounts and determining the rights of the Partners among themselves, the Partnership's items of income, gain, loss and deduction (computed in accordance with Exhibit B hereof), shall be allocated among the Partners in each taxable year (or a portion thereof) as provided in this Section 6.1:

         (a) After giving effect to the special allocation rules contained in Exhibit C, Net Income shall be allocated: (i) first, to the General Partner to the extent of the amount by which Net Losses previously allocated to the General Partner pursuant to the last sentence of Section 6.1(b) exceed Net Income previously allocated to the General Partner pursuant to this clause (i) of Section 6.1(a); and (ii) thereafter, Net Income shall be allocated to the Partners in accordance with their respective Percentage Interests.

         (b) After giving effect to the special allocation rules contained in Exhibit C, Net Losses shall be allocated to the Partners in accordance with their respective Percentage Interests, provided that Net Losses shall not be allocated to any Partner, other than the General Partner, to the extent that such allocation would cause such Partner to have an Adjusted Capital Account Deficit (as defined in Exhibit C) at the end of such taxable year (or increase any existing Adjusted Capital Account Deficit). All Net Losses in excess of the limitation set forth in the preceding sentence of this Section 6.1(b) shall be allocated to the General Partner.

         6.2      Tax Allocations.

         (a) Generally. Except as provided in subparagraph (b) hereof, items of income, gain, loss, deduction and credit to be allocated for income tax purposes (collectively, "Tax Items") shall be allocated among the Partners in the same proportion as the corresponding book items (within the meaning of the Code section 704(b) Regulations) are allocated pursuant to Section 6.1.

         (b) Allocations Respecting Section 704(c) and Revaluations. Notwithstanding paragraph (a) hereof, Tax Items that relate to Partnership property that is subject to Code section 704(c) (contributed property having a fair market value different from its tax basis) and/or revalued pursuant to Regulation Section 1.704-1(b)(2)(iv)(f) (collectively "Section 704(c) Tax Items") shall be allocated in accordance with said Code section 704(c) and Regulation Section 1.704-3(d).

         6.3 Books of Account. At all times during the continuance of the Partnership, the General Partner shall maintain, or cause to be maintained, full, true, complete and correct books of account. In addition, the Partnership shall keep all records required to be maintained by the Act.

         6.4      Reports.

         (a) The General Partner shall cause to be sent to the Limited Partners promptly after receipt of the same from the Accountants, and in no event later than 15 days after STT files its Form 10-K with the SEC, copies of Audited Financial Statements for the Partnership or STT, if such statements are prepared on a consolidated basis with STT, for the immediately preceding fiscal year of the Partnership.

         (b) As soon as practical, but in no event later than 30 days after STT files its Form 10-Q for the immediately preceding calendar quarter (except the last calendar quarter of each year with the SEC), the General Partner shall cause to be sent to the Limited Partners as of the last day of the calendar quarter, a report containing unaudited financial statements of the Partnership or of STT, if such statements are prepared on a consolidated basis with STT, and such other information as may be required by applicable law or regulation, or as the General Partner determines to be appropriate.

         6.5      Tax Matters Partner; Tax Elections and Returns.

         (a) The General Partner is hereby designated as the Tax Matters Partner (within the meaning of section 6231(a)(7) of the Code) for the Partnership. All elections required or permitted to be made by the Partnership under any applicable tax law shall be made by the Tax Matters Partner.

         (b) The taking of any action and the incurring of any expense by the Tax Matters Partner in connection with any federal, state or local tax controversy or proceeding, except to the extent required by law, is in the sole and absolute discretion of the Tax Matters Partner. The provisions relating to indemnification of the General Partner, set forth in Section 7.6 of this Agreement, shall be fully applicable to the Tax Matters Partner in its capacity as such.

         (c) The Tax Matters Partner shall be responsible for preparing, or causing to be prepared, and filing all federal and state tax returns for the Partnership and furnishing copies thereof to the Partners, together with required Partnership schedules showing allocations of tax items, all within the period of time prescribed by law including extensions. All costs and expenses incurred by the Tax Matters Partner in performing its duties as such (including legal and accounting fees and expenses) shall be borne by the Partnership. Nothing contained herein shall be construed to restrict the Partnership from engaging tax consultants to assist the Tax Matters Partner in discharging its duties hereunder.

         6.6      Withholding Payments Required By Law.

                  (a) Each Limited Partner hereby authorizes the Partnership to withhold from or pay on behalf of or with respect to such Limited Partner any amount of federal, state, local or foreign taxes that the General Partner determines that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner pursuant to this Agreement, including without limitation, any taxes required to be withheld or paid by the Partnership pursuant to sections 1441, 1442, 1445 or 1446 of the Code ("Withholding Obligation"). Unless treated as a Tax Payment Loan (as hereinafter defined), any amount paid by the Partnership for or with respect to any Limited Partner on account of any Withholding Obligation shall be treated as a distribution to such Limited Partner for all purposes of this Agreement, consistent with the character or source of the Withholding Obligation.

                  (b) To the extent that the amount required to be remitted by the Partnership with respect to a Withholding Obligation exceeds the amount then otherwise distributable to a Limited Partner, the excess of the Withholding Obligation shall constitute a loan ("Tax Payment Loan") from the Partnership to such Limited Partner. Any Tax Payment Loan shall be repaid by the Limited Partner to whom it was deemed made within fifteen (15) days after Notice from the General Partner that a Tax Payment Loan has been made on behalf of such Limited Partner. Each Limited Partner hereby unconditionally and irrevocably grants to the Partnership a security interest in such Limited Partner's Partnership Interest to secure such Limited Partner's obligation to pay to the Partnership any amounts required to be paid pursuant to this Section 6.6. In the event that a Limited Partner fails to pay any amount owed to the Partnership pursuant to this Section 6.6 when due, the General Partner may, in its sole and absolute discretion, elect to make the payment to the Partnership on behalf of such defaulting Limited Partner, and in such event shall be deemed to have loaned such amount to such defaulting Limited Partner. In such event, the General Partner shall have the right to receive distributions that otherwise would be distributable to such defaulting Limited Partner until such time as such loan, together with all interest thereon, has been paid in full; and any such distributions so received by the General Partner shall be treated as having been distributed to the Defaulting Limited Partner and immediately paid by the defaulting Limited Partner to the General Partner in repayment of such loan. Any amounts payable by a Limited Partner hereunder shall bear interest at the lesser of (A) the base rate on corporate loans at large United States money center commercial banks, as published from time to time in The Wall Street Journal, plus 4 percentage points, or (B) the maximum lawful rate of interest on such obligation. Such interest shall accrue from the date such amount is due (i.e., 15 days after demand) until such amount is paid in full. Each Limited Partner shall take such actions as the Partnership or the General Partner shall request in order to perfect or enforce the security interest created hereunder.

                  (c) The General Partner shall have the authority to take all actions necessary to enable the Partnership to comply with the statutes, laws or obligations that create a Withholding Obligation and to carry out the provisions of this Section 6.6. Nothing in this Section 6.6 shall create any obligation on the General Partner to advance funds to the Partnership or to borrow funds from third parties in order to make any payments on account of any liability of the Partnership for a Withholding Obligation.

                  (d) Any Partner who is a nonresident alien, foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and the Regulations) is hereinafter referred to as a Foreign Partner. A Partner who is not a Foreign Partner shall deliver to the General Partner a Certification of Non-Foreign Status in the form prescribed by the General Partner for withholding purposes under sections 1445 and 1446 of the Code. In the event that a Partner (i) is a Foreign Partner, or (ii) does not furnish a certification of Non-Foreign Status to the General Partner, then the withholding provisions in this Section 6.6 shall apply.

         6.7 Fiscal Year. The fiscal year of the Partnership shall be the calendar year.


                                   ARTICLE VII

                     RIGHTS, DUTIES AND RESTRICTIONS OF THE
                          GENERAL PARTNER AND THE REIT

         7.1      Powers and Duties of General Partner.

         (a) Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership are and shall be exclusively vested in the General Partner, and no Limited Partner shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership. The General Partner may not be removed by the Limited Partners with or without cause. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the General Partner under any other provisions of this Agreement, the General Partner, subject to Section 7.11, shall have full power and authority to do all things deemed necessary or desired by it to conduct the business of the Partnership, to exercise all powers of the Partnership as set forth in Section 3.2 hereof and to effectuate the purposes set forth in Section 3.1 hereof, including without limitation:

                           (1)      to acquire, directly or indirectly,
interests in real estate and any and all kinds of interests therein, and any and all related property; to manage and protect any of the Partnership's assets, interests therein or parts thereof; to improve any such real estate consistent with the purposes of the Partnership; to participate in the ownership of property; to dedicate a portion of a property for public use; to convey, mortgage, pledge or otherwise encumber said property, or any part thereof; to lease said property or any part thereof from time to time, upon any terms and for any period of time, to renew or extend leases, to amend, change or modify the terms and provisions of any leases and to grant options to lease, options to renew leases, options to purchase; to partition or to exchange said real property, or any part thereof, for other real property; to grant easements or charges of any kind; to release, convey or assign any right, title or interest in or about or easement appurtenant to said property or any part thereof; to insure any Person having an interest in or responsibility for the care or management of such property;

                           (2)      to employ, engage or contract with or
dismiss from employment or engagement Persons to the extent deemed necessary by the General Partner for the operation and management of the Partnership business including, but not limited to, employees, contractors, subcontractors, engineers, foresters, surveyors, consultants, accountants, attorneys, real estate brokers and others;

                           (3)      to enter into contracts on behalf of the
Partnership and to cause all expenses related thereto to be paid;

                           (4)      to borrow and lend money and make and obtain
loans and advances to or from any Person for Partnership purposes; to contract liabilities and obligations of every kind and nature with or without security; and to repay, discharge, settle, adjust, compromise, or liquidate any such loan, advance, obligation or liability;

                           (5)      to grant security interests in, mortgage,
assign, pledge, hypothecate, deposit, deliver, enter into sale and leaseback arrangements with respect to or otherwise give as security or for sale or other disposition any and all Partnership property, tangible or intangible, including, but not limited to, personal property and real estate and interests; to sign, execute and deliver any and all assignments, deeds, bills of sale and instruments in writing; to enter into, make, execute, deliver and receive agreements, undertakings and instruments of every kind and nature; and generally to do any and all other acts and things incidental to any of the foregoing;

                           (6)      to acquire and enter into any contract of
insurance (including, without limitation, general partner liability and partnership reimbursement insurance policies) which the General Partner may deem necessary or appropriate;

                           (7)      to conduct any and all banking transactions
on behalf of the Partnership; to draw, sign, execute, accept, endorse, guarantee, deliver, receive and pay any checks, drafts, bills of exchange, acceptances, notes, obligations, undertakings and other instruments for or relating to the payment of money in, into, or from any account in the Partnership's name; to make deposits and withdraw the same and to negotiate or discount commercial paper and acceptances;

                           (8)      to demand, sue for, receive, and otherwise
take steps to collect all debts, rents, proceeds, interests, dividends, goods, income from property, damages and all other property, to which the Partnership may be entitled or which are or may become due the Partnership from any Person; to commence, prosecute or enforce, or to defend, answer or oppose, contest and abandon all legal proceedings in which the Partnership is or may hereafter be interested; and to settle, compromise or submit to arbitration any claims, disputes and matters which may arise between the Partnership and any other Person and to grant an extension of time for the payment or satisfaction thereof on any terms, with or without security;

                           (9)      to acquire interests in and contribute
property to any limited or general partnerships, joint ventures, subsidiaries or other entities as the General Partner deems desirable so long as such investment does not jeopardize the qualification of STT as a REIT or cause STT to incur any taxes under Sections 857(b)(5) or (6) or Section 4981 of the Code except for capital gains it has elected for the Partnership to retain;

                           (10)     to maintain the Partnership's books and
records;

                           (11)     to make tax, regulatory and other filings,
or render periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership, the registration of any class or securities of an Entity that is part of the Consolidated Company under the Securities Exchange Act of 1934, as amended, and the listing of any debt securities of the Partnership on any exchange;

                           (12)     to distribute Net Operating Cash Flow or
other Partnership assets in accordance with this Agreement;

                           (13)     to hold, manage, invest and reinvest cash
and other assets of the Partnership;

                           (14)     to collect and receive revenues and income
of the Partnership;

                           (15)     to establish one or more divisions of the
Partnership;

                           (16)     to determine the fair market value of any
Partnership property distributed in kind using such reasonable method of valuation as the General Partner may adopt;

                           (17)     to exercise, directly or indirectly,
including without limitation, through any attorney-in-fact acting under a general or limited power of attorney, any right including, without limitation, the right to vote, appurtenant to any asset or investment held by the Partnership;

                           (18)     to exercise any of the powers of the General
Partner enumerated in this Agreement on behalf of or in connection with any Subsidiary of the Partnership or any other Person in which the Partnership has a direct or indirect interest, or jointly with any such Subsidiary or other Person;

                           (19)     to exercise any of the powers of the General
Partner enumerated in this Agreement with respect to any Person in which the Partnership has an interest pursuant to contractual or other arrangements with such Person; and

                           (20)     to issue additional Partnership Units, as
appropriate, in connection with Capital Contributions by Additional Limited Partners and additional Capital

Contributions by Partners pursuant to Article IV hereof.

         (b) Each of the Limited Partners agrees that the General Partner is authorized to execute, deliver and perform the above-mentioned agreements, transactions and actions on behalf of the Partnership without any further act, approval or vote of the Partners, notwithstanding any other provision of this Agreement (except as provided in Section 7.11 of this Agreement), the Act or any applicable law, rule or regulation, to the fullest extent permitted under the Act or other applicable law, rule or regulation. The execution, delivery, performance or action by the General Partner or the Partnership of any agreement, transaction or action authorized or permitted under this Agreement shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement or of any duty stated or implied by law or equity.

         (c) At all times from and after the date hereof, the General Partner may cause the Partnership to establish and maintain at any and all times working capital accounts and other cash or similar balances in such amounts as the General Partner, in its sole and absolute discretion, deems appropriate and reasonable from time to time.

         (d) To the extent the duties of the General Partner require expenditures of funds to be paid to third parties, the General Partner shall not have any obligations hereunder except to the extent that Partnership funds are reasonably available to it for the performance of such duties, and nothing herein contained shall be deemed to require the General Partner, in its capacity as such, to expend its separate funds for payment to third parties or to undertake any specific liability on behalf of the Partnership.

         7.2      Reimbursement of the General Partner and STT.

                  (a) Except as otherwise provided in this Section 7.2 and in Articles 5 and 6 (regarding distributions and allocations to which it may be entitled), the General Partner shall not be compensated for its services as general partner of the Partnership.

                  (b) Monthly or on such other basis as the General Partner may determine, the General Partner shall be reimbursed for all expenses that it incurs relating to its ownership of an interest in and operation of the Partnership. STT shall be reimbursed by the Partnership for all REIT Expenses.

                  (c) The General Partner and STT shall also be reimbursed for all expenses they incur relating to the organization of the Partnership, the General Partner and STT.

                  (d) The Limited Partners acknowledge that STT's sole business is the ownership of interests in the Partnership and that all of STT's expenses are incurred for the benefit of the Partnership. The reimbursement of such expenses shall be in addition to any reimbursement to STT as a result of indemnification pursuant to Section 7.6 hereof.

                  (e) In the event that STT elects to purchase from its shareholders any Shares for the purpose of delivering such Shares to satisfy an obligation under any dividend reinvestment program adopted by STT, any employee stock purchase plan adopted by STT, or any similar obligation or arrangement undertaken by STT in the future or for the purpose of retiring such Shares, the purchase price paid by STT for such Shares and any other expenses incurred by STT in connection with such purchase shall be considered expenses of the Partnership and shall be advanced to STT or reimbursed to STT, subject to the condition that: (i) if such Shares subsequently are sold by STT, STT shall pay to the Partnership any proceeds received by STT for such Shares (which sales proceeds shall include the amount of dividends reinvested under any dividend reinvestment or similar program provided that a transfer of Shares for Units will not be considered a sale for such purposes); and (ii) if such Shares are not retransferred by STT within thirty (30) days after the purchase thereof, or STT otherwise determines not to retransfer such Shares, the General Partner shall cause the Partnership to redeem a number of Partnership Units held by STT equal to the product obtained by multiplying the number of such Shares by the Conversion Factor, in which case such advancement or reimbursement of expenses shall be treated as having been made as a distribution in redemption of such number of Units held by STT.

         7.3 Contracts with Affiliates. The Partnership may lend or contribute to its subsidiaries or other Persons in which it has an equity investment, and such Persons may borrow funds from the Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any subsidiaries or other Person. The Partnership may also engage in transactions and enter into contracts with Affiliates of the General Partner that are on terms determined by the General Partner, in good faith, to be fair and reasonable to the Partnership.

         7.4 Title to Partnership Assets. Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership's assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby acknowledges and confirms that any Partnership assets for which legal title is held in the name of the General Partner, any nominee or Affiliate of the General Partner shall be held by the General Partner or such others for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use its best efforts to cause beneficial and record title to such assets to be vested in the Partnership as soon as reasonably practical. All Partnership assets shall be recorded as property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

         7.5 Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner as if it were the Partnership's sole party in interest, both legally and beneficially. Each Limited Partner hereby irrevocably waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the General Partner in dealing with such Person. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

         7.6      Indemnification by Partnership.

                  (a) To the fullest extent permitted by Delaware law, the Partnership shall indemnify each Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorneys fees and other legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership or STT as set forth in this Agreement, in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the Indemnitee actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. The termination of any proceeding by conviction of an Indemnitee or upon a plea of nolo contendere or its equivalent by an Indemnitee, or any entry of an order of probation against an Indemnitee prior to judgment, creates a rebuttable presumption that such Indemnitee acted in a manner contrary to that specified in this Section 7.6(a). Any indemnification pursuant to this
Section 7.6 shall be made only out of the assets of the Partnership, and neither the General Partner nor any Limited Partner shall have any obligation to contribute to the capital of the Partnership, or otherwise provide funds, to enable the Partnership to fund its obligations under this Section 7.6.

                  (b) Reasonable expenses incurred by an Indemnitee who is a party to a proceeding shall be paid or reimbursed by the Partnership in advance of the final disposition of the proceeding upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee's good faith belief that the standard of conduct necessary for indemnification by the Partnership, as authorized in this Section 7.6, has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount paid or reimbursed if it shall ultimately be determined that such standard of conduct has not been met.

                  (c) The indemnification provided by this Section 7.6 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, as a matter of law, pursuant to a vote of the Partners or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity unless otherwise provided in a written agreement with such Indemnitee or in the writing pursuant to which such Indemnitee is indemnified.

                  (d) The Partnership may, but shall not be obligated to, purchase and maintain insurance, on behalf of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Persons in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify any such Person against such liability under the provisions of this Agreement.

                  (e) Any liabilities which an Indemnitee incurs as a result of acting on behalf of an Entity that is part of the Consolidated Company (whether as a fiduciary or otherwise) in connection with the operation, administration or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liabilities are in the form of excise taxes assessed by the Internal Revenue Service, penalties assessed by the Department of Labor, restitutions to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust or other funding mechanism, or otherwise) shall be treated as liabilities or judgments or fines under this
Section 7.6, if the Indemnitee reasonably believed the actions taken or omitted were in the interests of the participants and beneficiaries of the employee benefit plan, in which event such actions or inactions will be deemed for the benefit of the Partnership.

                  (f) An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.6 solely because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

                  (g) In no event may an Indemnitee subject any of the Partners to personal liability by reason of the indemnification provisions of this Agreement.

                  (h) The provisions of this Section 7.6 are for the benefit of the Indemnitees, their heirs, successors, assigns, personal representatives and administrators, and shall not be deemed to create any rights for the benefit of any other Person. Any amendment, modification or repeal of this Section 7.6 or any provision hereof shall be prospective only and shall not in any way affect the Partnership's liability to any Indemnitee under this
Section 7.6 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

         7.7      Liability of the General Partner and STT.

                  (a) Neither the General Partner nor STT shall be liable for monetary or other damages to the Partnership, any Partner or any Assignee for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission, if the action or omission of the General Partner, STT or their officers, directors and employees was in good faith, and such action or inaction was not the result of intentional misconduct or a knowing violation of law.

                  (b) The General Partner and STT shall not be liable for monetary or other damages for losses sustained, liabilities incurred, or benefits not derived by Limited Partners in connection with their decisions, provided that the General Partner or STT acted in good faith with respect thereto and such action or inaction was not the result of intentional misconduct, or a knowing violation of law. The Limited Partners expressly acknowledge that the General Partner is acting on behalf of the Partnership, STT and STT stockholders collectively. In the event of a conflict between the interest of the stockholders of STT on the one hand and the Limited Partners on the other, the General Partner shall endeavor in good faith to resolve the conflict in a manner not adverse to either the stockholders of STT or the Limited Partners. Without limiting the foregoing, the General Partner is under no obligation to consider the separate interests of a particular Limited Partner (including, without limitation, the tax consequences to Limited Partners or any Assignees thereof) other than STT in deciding whether to cause the Partnership to take (or decline to take) any actions.

                  (c) Subject to its obligations and duties as General Partner set forth in Section 7.1 hereof, the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents. The General Partner shall not be responsible for any misconduct or negligence on the part of any such agent appointed by it in good faith.

                  (d) Any amendment, modification or repeal of this Section 7.7, or any provision hereof, shall be prospective only and shall not in any way affect the limitations on the General Partner's or STT's liability to the Partnership and the Limited Partners under this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

         7.8      Other Matters Concerning the General Partner and STT.

                  (a) The General Partner and STT may rely upon and shall be protected in acting or refraining from acting upon any resolution, certificate, consent, statement, instrument, opinion, report, or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

                  (b) The General Partner and STT may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such advisors as to matters which the General Partner or STT reasonably believe to be within such advisor's professional or expert competence, shall be conclusively presumed to have been done or omitted in good faith.

                  (c) Notwithstanding any other provisions of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect or further the ability of STT to qualify as a REIT under the Code or (ii) to avoid STT's incurring any taxes under section 857 (other than for capital gains that STT has elected to retain) or section 4981 of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

         7.9 Outside Activities of the General Partner and STT. The General Partner and STT shall not directly or indirectly enter into or conduct any business, other than in connection with the ownership, acquisition and disposition of Partnership Interests as a General Partner or Limited Partner and the management of the business of the Partnership, and such activities as are incidental thereto.

         7.10 Certificate of Limited Partnership. The General Partner has previously filed the Certificate of Limited Partnership with the Secretary of State of the State of Delaware as required by the Act. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and any other state, or the District of Columbia, in which the Partnership may elect to do business or own property. To the extent that such action is determined by the General Partner to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate of Limited Partnership and do all of the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware and each other state, or the District of Columbia, in which the Partnership may elect to do business or own property. Subject to the terms of Section 10.5 hereof, the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Limited Partnership or any amendment thereto to any Limited Partner.

         7.11 Restrictions on General Partner Authority. The General Partner may not take any action in contravention of an express prohibition or limitation of this Agreement without the written Consent of Limited Partners holding a majority of the Percentage Interests of the Limited Partners (including the Percentage Interests held by STT), or such other percentage of the Limited Partners as may be specifically provided for under a provision of this Agreement.

                                  ARTICLE VIII

             DISSOLUTION, WINDING-UP AND LIQUIDATION OR COMBINATION

         8.1 Events of Dissolution. The Partnership shall not be dissolved upon admission of Additional Limited Partners, Substituted Limited Partners or the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the withdrawal of the General Partner, any successor General Partner shall continue the business of the Partnership. The Partnership shall dissolve, and its affairs wound up, upon the occurrence of the earliest of the following events ("Liquidating Events"):

                  (a) an event of withdrawal of the General Partner, as defined in the Act (other than an event of bankruptcy), unless, within ninety
(90) days after such event of withdrawal a majority in interest of the remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of withdrawal, of a successor General Partner;

                  (b) the election to dissolve the Partnership made in writing by the General Partner with the Consent of the Partners owning a majority of the Percentage Interests;

                  (c) the sale or other disposition of all or substantially all of the assets of the Partnership;

                  (d) the entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act, which decree is final and not subject to appeal;

                  (e)      December 31, 2099; or

                  (f) a final and non-appealable judgment is entered by a court of competent jurisdiction ruling that the General Partner is bankrupt or insolvent, or a final and non-appealable order for relief is entered by a court with appropriate jurisdiction against the General Partner, in each case under any federal or state bankruptcy or insolvency laws as now or hereafter in effect, unless prior to the entry of such order or judgment all of the remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of a date prior to the date of such order or judgment, of a substitute General Partner.

         8.2      Winding Up.

                  (a) Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners. No Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership's business and affairs. The General Partner, or in the event there is no remaining General Partner, any Person elected by a majority in interest of the Limited Partners (the General Partner or such other Person being referred to herein as the "Liquidating Trustee"), shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership's liabilities and property and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom shall be applied and distributed in the following order:

                  (1) First, to the payment and discharge of all of the Partnership's debts and liabilities to creditors other than the Partners;

                  (2) Second, to the payment and discharge of all of the Partnership's debts and liabilities to STT or the General Partner;

                  (3) Third, to the payment and discharge of all of the Partnership's debts and liabilities to the Partners other than STT and the General Partner; and

                  (4) The balance, if any, to the General Partner and Limited Partners in accordance with their Capital Accounts, after giving effect to all contributions, distributions, and allocations for all periods.

The General Partner shall not receive any additional compensation for any services performed pursuant to this Article 8; provided, however, all expenses incurred by the General Partner, in its capacity as Liquidating Trustee, shall be reimbursed by the Partnership and the General Partner, as Liquidating Trustee, shall be entitled to the indemnification provided in Section 7.6 of this Agreement.

                  (b) Notwithstanding the provisions of Section 8.2(a) hereof which require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidating Trustee determines that an immediate sale of part or all of the Partnership's assets would be impractical or would cause undue loss to the Partners, the Liquidating Trustee may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including those to Partners who are creditors) and/or distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 8.2(a) hereof, undivided interests in such Partnership assets as the Liquidating Trustee deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidating Trustee, such distributions in kind are in the best interest of the Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidating Trustee deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidating Trustee shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

                  (c) In the discretion of the Liquidating Trustee, a pro rata portion of the distributions that would otherwise be made to the General Partner and Limited Partners pursuant to this Article VIII may be:

                  (a) distributed to a trust established for the benefit of the General Partner and Limited Partners for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or the General Partner arising out of or in connection with the Partnership. The assets of any such trust shall be distributed to the General Partner and Limited Partners from time to time, in the reasonable discretion of the Liquidating Trustee, in the same proportions as would otherwise have been distributed to the General Partner and Limited Partners pursuant to this Agreement; or

                  (b) withheld or escrowed to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided that such withheld or escrowed amounts shall be distributed to the General Partner and Limited Partners in the manner and order of priority set forth in Section 8.2 as soon as practicable.

         8.3 Timing Requirements. In the event that the Partnership is "liquidated" within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Regulations, any and all distributions to the Partners pursuant to Section 8.2(a) hereof shall be made no later than the later to occur of (i) the last day of the taxable year of the Partnership in which such liquidation occurs or (ii) ninety (90) days after the date of such liquidation.

         8.4. Documentation of Liquidation. Upon the completion of the liquidation of the Partnership's assets as provided in Section 8.2, the Partnership shall be terminated, a certificate of cancellation shall be filed, and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

         8.5 Rights of Limited Partners. Except as otherwise provided in this Agreement, each Limited Partner shall look solely to the assets of the Partnership for the return of its Capital Contributions and shall have no right or power to demand or receive property other than cash from the Partnership. Except as otherwise provided in this Agreement, no Limited Partner shall have priority over any other Partner as to the return of its Capital Contributions, distributions, or allocations.

         8.6 Notice of Dissolution. In the event a Liquidating Event occurs or an event occurs that would, but for the provisions of an election or objection by one or more Partners pursuant to Section 8.1, result in a dissolution of the Partnership, the General Partner shall, within thirty (30) days thereafter, provide written notice thereof to each of the Partners.

         8.7 Reasonable Time for Winding-Up. A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Partnership and the liquidation of its assets, pursuant to Section 8.2 hereof, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect between the Partners during the period of liquidation.

         8.8 Waiver of Partition Each Partner hereby waives any right to partition of the Partnership property.

         8.9      Deemed Distribution and Recontribution.

         Notwithstanding any other provision of this Article VIII, in the event the Partnership is considered "liquidated" within the meaning of Regulations
Section 1.704- 1(b)(2)(ii)(g), but no Liquidating Event has occurred, the Partnership's property shall not be liquidated, the Partnership's liabilities shall not be paid or discharged, and the Partnership's affairs shall not be wound up. Instead, for federal income tax purposes and for purposes of maintaining Capital Accounts pursuant to Exhibit B hereto, the Partnership shall be deemed to have distributed the property in kind to the General Partner and Limited Partners, who shall be deemed to have assumed and taken such property subject to all Partnership liabilities, all in accordance with their respective Capital Accounts. Immediately thereafter, the General Partner and Limited Partners shall be deemed to have recontributed the Partnership property in kind to the Partnership, which shall be deemed to have assumed and taken such property subject to all such liabilities.


                                   ARTICLE IX

                        TRANSFER OF PARTNERSHIP INTERESTS

         9.1      Transfer.

                  (a) The term "transfer", when used in this Article IX with respect to a Partnership Interest, shall be deemed to refer to a transaction by which a Partner purports to assign its Partnership Interest or any portion thereof to another Person, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise; provided, however, that the term "transfer", when used in this Article IX does not (except when such term is used in Section 9.5) include any redemption of Partnership Interests from a Limited Partner or the acquisition of Partnership Interests from a Limited Partner by STT pursuant to
Section 11.2 of this Agreement.

                  (b) No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article IX. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article IX shall be null and void ab initio.

         9.2      Transfers by the General Partner or STT.

         (a) Neither the General Partner nor STT shall withdraw from the Partnership or sell, assign, pledge, encumber or otherwise dispose of all or any portion of their interest in the Partnership except (i) transfers to Affiliates of STT, (ii) in a transaction described in Section 9.2(c), or (iii) a pledge of their Partnership Interests to secure financing for the benefit of any

Entity that is part of the Consolidated Company.

         (b) In the event the General Partner or STT withdraws from the Partnership in violation of this Agreement or otherwise dissolves or terminates or upon the Bankruptcy of the General Partner or STT, all the remaining Partners, which are not Affiliates of the General Partner, within 90 days after such withdrawal, dissolution, termination or Bankruptcy, may elect to continue the business of the Partnership and appoint a successor general partner effective as of the date of such withdrawal, dissolution, termination or Bankruptcy.

         (c) Except as otherwise provided in Section 9.2(d), the General Partner and STT shall not engage in any merger, consolidation or other combination with or into another Person or sale of all or substantially all of its assets, or effect any reclassification, or recapitalization or change of outstanding Shares (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination as described in the definition of "Conversion Factor") ("Transaction"), unless (i) the Transaction also includes a merger of the Partnership or sale of substantially all of the assets of the Partnership which has been approved by the requisite Consent of the Partners pursuant to Section 13.2 and as a result of which all Limited Partners will receive for each Partnership Unit an amount of cash, securities or other property equal to the Conversion Factor multiplied by the greatest amount of cash, securities or other property paid to a holder of one Share in consideration of one Share pursuant to the terms by which the Transaction is consummated, provided that if, in connection with the Transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than fifty percent (50%) of the outstanding Shares, each holder of Partnership Units shall receive the amount of cash, securities, or other property which such holder would have received had it exercised the Redemption Right and received Shares in exchange for its Partnership Units immediately prior to the expiration of such purchase, tender or exchange offer and had thereupon accepted such purchase, tender or exchange offer, and (ii) no more than seventy-five percent (75%) of the equity securities of the acquiring Person in such transaction shall be owned, after consummation of such Transaction, by the General Partner, STT or Persons who are Affiliates of the General Partner, the Partnership or STT immediately prior to the date on which the Transaction is consummated.

         (d) Notwithstanding Section 9.2(c), the General Partner or STT may merge with another entity if immediately after such merger substantially all of the assets of the surviving entity, other than Partnership Units held by the General Partner and STT, are contributed to the Partnership as a Capital Contribution in exchange for Partnership Units with a fair market value, as reasonably determined by the General Partner, equal to the fair market value of the assets contributed to the Partnership.

         9.3      Transfers by Limited Partners Other Than STT.

                  (a) Subject to Sections 9.4 and 9.5, a Limited Partner shall have the right to transfer all or any portion of its economic rights as a Limited Partner without the prior written consent of the General Partner; provided, however, an Assignee will not become a Substituted Limited Partner without the prior written consent of the General Partner, in its sole and absolute discretion.

                  (b) If a Limited Partner dies or becomes incapacitated, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Limited Partner's estate shall have all of the rights of a Limited Partner, but not more rights than those enjoyed by other Limited Partners, for the purpose of settling or managing the estate and such power as the deceased or incapacitated Limited Partner possessed to transfer all or any part of his or its interest in the Partnership. The incapacity or death of a Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.

                  (c) The Limited Partners acknowledge that the Partnership Interests have not been registered under any federal or state securities laws and, as a result thereof, they may not be sold or otherwise transferred, except in compliance with such laws. Notwithstanding anything to the contrary contained in this Agreement, no Partnership Interest may be sold or otherwise transferred unless such transfer is exempt from registration under any applicable securities laws or such transfer is registered under such laws, it being acknowledged that the Partnership has no obligation to take any action which would allow any such Partnership Interests to be registered.

                  (d) The General Partner may prohibit any transfer by a Limited Partner of its Partnership Units if, in the opinion of legal counsel to the Partnership, such transfer would require filing of a registration statement under the Securities Act of 1933 or would otherwise violate any federal or state securities laws or regulations applicable to the Partnership or the Partnership Units.

         9.4 Assignees. If the General Partner, in its sole and absolute discretion, does not consent to the admission of any transferee as a Substituted Limited Partner, as described in Section 9.3(a), such transferee shall be considered an Assignee for all purposes of this Agreement. An Assignee shall be deemed to have had assigned to it, and shall be entitled to receive, distributions from the Partnership and the share of Net Income, Net Losses, and any other items of income, gain, loss, deduction and credit of the Partnership attributable to the Partnership Interests assigned to it and shall have all of the Redemption Rights granted to Limited Partners by this Agreement attributable to such Partnership Interests, but shall not be deemed to be a holder of Partnership Interests for any other purpose under this Agreement, and shall not be entitled to vote such Partnership Interests in any matter presented to the Limited Partners for a vote (such Partnership Interests being deemed to have been voted on such matter in the same proportion as all other Partnership Interests held by Limited Partners are voted). In the event any Assignee desires to make a further assignment of any such Partnership Interests, such Assignee shall be subject to all the provisions of this Article IX to the same extent and in the same manner as a Limited Partner desiring to make an assignment of Partnership Interests.

         9.5 Certain Restrictions on Transfer. In addition to any other restrictions on transfer herein contained, in no event may a Partner transfer a Partnership Interest (i) to any Person who lacks the legal right, power or capacity to own a Partnership Interest; (ii) if such transfer would cause STT to cease to qualify as a REIT; (iii) if such transfer is effectuated through an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of section 7704(b) of the Code; (iv) if such transfer would cause the Partnership to become, with respect to any employee benefit plan, subject to Title 1 of ERISA, a "party-in-interest" (as defined in Section 3(14) of ERISA) or a "disqualified person" (as defined in section 4975(c) of the Code); (v) if such transfer would, in the opinion of counsel to the Partnership, cause any portion of the assets of the Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.2-101; (vi) except for pledges to secure loans to any Entity that is a part of the Consolidated Company, to a lender to the Partnership or any Person who is related to any lender to the Partnership (within the meaning of Section 1.752-4(b) of the Regulations) unless in the opinion of counsel to the Partnership, such transfer and ownership of the Partnership Interest by the lender (or related person) will not have adverse federal income tax consequence to the Partners; (vii) if such transfer would result in (A) the Partnership being classified as an association taxable as a corporation for federal income tax purposes (other than a qualified REIT subsidiary within the meaning of section 856(i)(2) of the Code), or (B) subject STT to more than a de minimis amount of tax under Code section 857 or 4981, other than for capital gains that STT has elected for the Partnership to retain;
(viii) within one year after the consummation of the initial public offering by STT; or (ix) if such transfer would subject the Partnership to regulation under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or ERISA.

         9.6      Substituted Limited Partners.

         (a) No Limited Partner shall have the right to substitute a transferee as a Limited Partner in his place. The General Partner shall, however, have the right to consent to the admission of a transferee of the interest of a Limited Partner pursuant to this Section 9.6 as a Substituted Limited Partner, which consent may be given or withheld by the General Partner in its sole and absolute discretion. The General Partner's failure or refusal to permit a transferee of any such interests to become a Substituted Limited Partner shall not give rise to any cause of action against the Partnership or any Partner.

         (b) A transferee who has been admitted as a Substituted Limited Partner in accordance with this Article IX shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement.

         (c) Upon the admission of a Substituted Limited Partner, the General Partner shall amend Exhibit A to reflect the name, address, number of Units, and Percentage Interest of such Substituted Limited Partner and to eliminate or adjust, if necessary, the name, address and interest of the predecessor of such Substituted Limited Partner.

                                    ARTICLE X

                 RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNERS

         10.1 Limitation of Liability. The Limited Partners shall have no liability for obligations of the Partnership except as expressly provided in this Agreement, including Section 6.6 hereof, or under the Act.

         10.2 No Participation in Management. No Limited Partner, in its capacity as such, shall take part in the management of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership.

         10.3 No Withdrawal. Except pursuant to the Redemption Right set forth in Article XI, no Limited Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon termination of the Partnership as provided herein. Except as otherwise expressly provided in this Agreement, no Limited Partner or Assignee shall have priority over any other Limited Partner or Assignee, either as to the return of Capital Contributions or as to profits, losses or distributions.

         10.4 Conflicts. Subject to any separate agreements or arrangements relating to rights of first opportunity or any restrictions contained in an employment or consulting agreement with a Limited Partner, the Limited Partners and their Affiliates are entitled to carry on such other business interests, activities and investments, including business interest and activities that are in direct competition with the Partnership or that are enhanced by the activities of the Partnership. Neither the Partnership nor any Partner shall have any right, by virtue of this Agreement, in or to such other activities of a Limited Partner, or the income or profits derived therefrom.

         10.5     Provision of Information.

                  (a) In addition to other rights provided by this Agreement or by the Act, each Limited Partner shall have the right, on an annual basis and for a purpose reasonably related to such Limited Partner's interest in the Partnership, upon written request:

                  (1) to obtain a copy of the Partnership's federal, state and local income tax returns for each Partnership Year;

                  (2) to obtain a current list of the names and last known business, residence or mailing address of each Partner;

                  (3) to obtain a copy of this Agreement and the Certificate and all amendments thereto, together with executed copies of all powers of attorney pursuant to which this Agreement, the Certificate and all amendments thereto have been executed;

                  (4) to obtain a copy of the most recent annual and quarterly reports filed with the Securities and Exchange Commission by the REIT pursuant to the Securities Exchange Act of 1934; and

                  (5) to obtain information as to the amount of cash or value of property contributed by Persons in exchange for additional Partnership Interests after the Effective Date.

         (b) The Partnership shall notify each Limited Partner, upon request, of the then current Conversion Factor and the Share Amount per Partnership Unit and, with reasonable detail, how the same was determined.

         (c) Notwithstanding any other provisions of this Section 10.5, the General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner determines in its sole and absolute discretion to be reasonable, any information that (i) the General Partner reasonably believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interest of the Partnership or its business or (ii) the Partnership is required by law or by agreement with an unaffiliated third party to keep confidential.

         10.6     Power of Attorney.

                  (a) Each Limited Partner and each Assignee constitutes and appoints the General Partner, any Liquidating Trustee, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

                           (i)      execute, swear to, acknowledge, deliver,
file and record in the appropriate public offices (A) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments or restatements thereof) that the General Partner or the Liquidating Trustee deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (B) all instruments that the General Partner deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (C) all conveyances and other instruments or documents that the General Partner or Liquidating Trustee deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; (D) all instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to the provisions of this Agreement, or the Capital Contribution of any Partner; and (E) all certificates, documents, or other instruments relating to the determination of rights, preferences and privileges of the Partnership Interests.

                           (ii)     execute, swear to, seal, acknowledge and
file all ballots,
consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the General Partner or any Liquidating Trustee, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Partners hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the sole discretion of the General Partner or any Liquidating Trustee, to effectuate the terms or intent of this Agreement.

                  (b) The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, in recognition of the fact that each of the Partners will be relying upon the power of the General Partner to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive the death or incompetency of a Limited Partner or Assignee, to the effect and extent permitted by law, and the transfer of all or any portion of such Limited Partner's or Assignee's Units and shall extend to such Limited Partner's or Assignee's heirs, successors, assigns and personal representatives. Each Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner or any Liquidating Trustee, acting in good faith pursuant to such power of attorney, and each such Limited Partner or Assignee hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the General Partner or any Liquidating Trustee, taken in good faith under such power of attorney. Within fifteen (15) days after receipt of the General Partner's or Liquidating Trustee's request therefor, each Limited Partner and Assignee will execute such further designation, powers of attorney and other instruments as the General Partner or the Liquidating Trustee, as the case may be, deems necessary to effectuate this Agreement and the purposes of the Partnership.

                  (c) Nothing contained in this Section 10.5 shall be construed as authorizing the General Partner to amend this Agreement except in accordance with Article XII hereof.


                                   ARTICLE XI

                   GRANT OF CERTAIN RIGHTS TO LIMITED PARTNERS


         11.1     Grant of Rights.

                  (a) Subject to the provisions of Section 11.3, on or after one (1) year from the Effective Date, each Limited Partner, other than STT, shall have the right (the "Redemption Right") to require the Partnership to redeem, no later than 30 days after giving Notice to the General Partner (with a copy to STT) ("Redemption Notice"), all or a portion of the Partnership Units held by such Limited Partner ("Redeeming Partner"), at a redemption price per Partnership Unit equal to, and in the form of, the Cash Amount; provided, however, the Partnership shall not be obligated to satisfy such Redemption Right if STT elects, pursuant to Section 11.2 hereof, to purchase the Partnership Units subject to the Notice of Redemption.

                  (b) The Redemption Right shall be exercised pursuant to a Notice of Redemption delivered to the General Partner by the Redeeming Partner who is exercising the Redemption Right. The Redeeming Partner may not exercise the Redemption Right for less than 1,000 Partnership Units or, if such Redeeming Partner holds less than 1,000 Partnership Units, all of the Partnership Units held by such Limited Partner.

                  (c) A Redeeming Partner shall have no right, with respect to any redeemed Partnership Units, to receive any distributions paid with respect to a Partnership Record Date that is after the Redeeming Limited Partner delivers a Redemption Notice.

                  (d) An Assignee may exercise the Redemption Rights that were applicable to the Partnership Units that were assigned to it and the assigning Limited Partner shall be deemed to have assigned such rights to its Assignee and shall be bound by the exercise of such rights by the Assignee. In connection with any exercise of such rights by an Assignee, the Cash Amount or the Share Amount, as determined by STT, shall be paid directly to such Assignee.

         11.2     Right of STT to Assume.

                  (a) Notwithstanding the provisions of Section 11.1, a Limited Partner that exercises a Redemption Right shall be deemed to have also offered to sell the Partnership Units described in the Notice of Redemption to STT and STT may, in its sole and absolute discretion, elect to purchase and directly acquire the Partnership Units described in the Redemption Notice by paying to the Redeeming Partner either the Cash Amount or the Share Amount. Upon satisfaction of the Redemption Right, STT shall acquire the Partnership Units specified in the Redemption Notice and shall be treated for all purposes of this Agreement as the owner of such Partnership Units. In the event STT exercises its right to satisfy the Redemption Right in the manner described in the preceding sentence, the Partnership shall have no obligation to pay any further amount to the Redeeming Partner with respect to such Redeeming Partner's exercise of the Redemption Right. For federal income tax purposes, each of the Redeeming Partner, the Partnership, and STT shall treat the transaction between STT and the Redeeming Partner as a sale of the Redeeming Partner's Partnership Units to STT. Each Redeeming Partner agrees to execute such documents as STT may reasonably require in connection with the issuance of any Shares to satisfy the Share Amount. If STT elects to exercise its right to purchase Units under this
Section 11.2 with respect to a Notice of Redemption, it shall so notify the Redeeming Partner within ten (10) Business Days after the receipt by it of such Notice of Redemption. Unless STT (in its sole and absolute discretion) shall exercise its right to purchase Units from the Redeeming Partner pursuant to this
Section 11.2(a), STT shall not have any obligation to the Redeeming Partner or the Partnership with respect to the Redeeming Partner's exercise of the Redemption Right.

                  (b) In the event that the Partnership issues additional Partnership Interests pursuant to Section 4.2 hereof, the General Partner may make such revisions to this Article XI as it determines are necessary to reflect the issuance of such additional Partnership Interests.

         11.3 Restriction on Redemption. Notwithstanding the other provisions of this Article XI, a Limited Partner shall not be entitled to exercise the Redemption Right pursuant to Section 11.1 if the delivery of Shares to such Limited Partner would be prohibited under STT's Articles of Incorporation, regardless of whether STT has exercised its rights under Section
11.2 to assume the Redemption Right.


                                   ARTICLE XII

                       AMENDMENT OF PARTNERSHIP AGREEMENT

         12.1     Amendments.

         (a) Except as provided in paragraphs (b) and (c) of this Section 12.1, this Agreement may not be amended unless such amendment is approved by the General Partner and Limited Partners holding a majority in interest of the Percentage Interests held by the Partners (including Partnership Interests held by STT). Amendments to this Agreement may be proposed by the General Partner or by Limited Partners holding twenty percent (20%) or more of the Partnership Interests. Following such proposal, the General Partner will send a copy of any proposed amendment to the Limited Partners. The General Partner shall seek the written vote of the Partners on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that the General Partner may deem appropriate. For purposes of obtaining a written vote, the General Partner may require a response within a reasonable specified time, but not less than 15 days, and failure to respond in such time, shall constitute a vote which is consistent with the General Partner's recommendation with respect to the proposal.

         (b) Notwithstanding Section 12.1(a), the General Partner shall have the power, without the consent of any of the Limited Partners, to amend this Agreement as may be required to facilitate or implement any of the following purposes:

                  (1) to add to the obligations of the General Partner or surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners;

                  (2) to reflect the admission, substitution, removal, or withdrawal of Partners in accordance with this Agreement;

                  (3) to reflect a change that is of an inconsequential nature and does not adversely affect the Limited Partners in any material respect, or to cure any ambiguity in, correct or supplement any provision in this Agreement that is not inconsistent with law or with other provisions of this Agreement or to make any other changes with respect to matters arising under this Agreement that will not be inconsistent with law or provisions of this Agreement;

                  (4) to satisfy any requirements, conditions, or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law; and

                  (5) to set forth the designations, rights, powers, duties and preferences of the holders of any additional Partnership Interests issued pursuant to Section 4.2(a) hereof.

The General Partner will provide notice to the Limited Partners promptly after any action under this Section 12.1(b) is taken.

         (c) Notwithstanding paragraphs (a) and (b) of this Section 12.1 hereof, this Agreement shall not be amended without the consent of any Limited Partner that would be adversely affected if such amendment would (i) convert a Limited Partner's interest in the Partnership into a general partner's interest,
(ii) modify the limited liability of the Limited Partner in a manner adverse to such Limited Partner, (iii) alter rights (other than as a result of the issuance of additional Partnership Interests) of the Partners to receive allocations and distributions pursuant to Articles V or VI hereof (except as permitted pursuant to Section 4.2, and Section 12.1(b)(5) hereof), (iv) or modify the Redemption Right, as set forth in Article XI hereof, in a manner adverse to such Partner, or (v) amend this Section 12.1(c).


                                  ARTICLE XIII

                            MEETINGS OF THE PARTNERS

         13.1     Partner Meetings.

         (a) Special meetings of the Partners may be called by the General Partner and shall be called upon the receipt by the General Partner of a written request by Limited Partners holding twenty percent (20%) or more of the Percentage Interests. The request shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Partners not less than seven (7) and not more than thirty (30) days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Whenever the vote or Consent of Partners is permitted or required under this Agreement, such vote or Consent may be given at a meeting of Partners or as provided for in
Section 13.2.

         (b) Unless otherwise expressly provided for in this Agreement, an act of a majority in interest of the Percentage Interests held by the Partners (including the Percentage Interests held by STT), whether in person or by proxy, shall be an act of the Partners, unless the vote of a greater proportion or number is otherwise required by the Act. Each meeting of the Partners shall be conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deems appropriate. Without limitation, meetings of Partners may be conducted in the same manner as meetings of the shareholders of STT and may be held at the same time, and as part of, meetings of the shareholders of STT.

         13.2 Written Consent. Any action required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a written consent setting forth the action so taken is signed (in counterpart or otherwise) by Partners holding at least a majority in interest of the Percentage Interests of all of the Partners or such other percentage as is expressly required by this Agreement (including for all such calculations the Percentage Interests held by STT). Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of a majority in interest of all of the Partners (or such other percentage as is expressly required by this Agreement). Such consent shall be filed with the General Partner.

         13.3 Proxy. Each Limited Partner may authorize any Person or Persons to act for it by proxy on all matters in which a Limited Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Limited Partner or its attorney-in-fact. No proxy shall be valid after the expiration of 12 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Limited Partner executing it.


                                   ARTICLE XIV

                    ADMISSION OF ADDITIONAL LIMITED PARTNERS

         14.1 Procedure for Admission. After the Effective Date, a Person (other than an existing Partner) who makes a Capital Contribution to the Partnership in accordance with this Agreement shall be admitted to the Partnership as an additional Limited Partner only upon furnishing to the General Partner (i) evidence of acceptance, in form satisfactory to the General Partner, of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 10.5 hereof and (ii) such other documents or instruments as may be required in the discretion of the General Partner in order to effect such Person's admission as an additional Limited Partner. Notwithstanding anything to the contrary in this Section 14.1, no Person shall be admitted as an additional Limited Partner without the consent of the General Partner, which consent may be given or withheld in the General Partner's sole and absolute discretion. The admission of any Person as an additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the consent of the General Partner to such admission.

         14.2 Allocations and Distribution to Additional Partners. If any additional Limited Partner is admitted to the Partnership on any day other than the first day of a Partnership year, then Net Income, Net Losses, each item thereof and all other items allocable among Partners and Assignees for such Partnership Year shall be allocated among such additional Limited Partner and all other Partners and Assignees by taking into account their varying interests during the year in accordance with section 706(d) of the Code, using such method as is determined by the General Partner. All distributions of Net Operating Cash Flow with respect to a Partnership Record Date that is before the date of such admission shall exclude any additional Limited Partner admitted after such Partnership Record Date and will be made solely to Partners and Assignees as to the Partnership Record Date.

                                   ARTICLE XV

                               GENERAL PROVISIONS

         15.1 Notices. All notices, requests, reports or other communications required or permitted to be given to a Partner or Assignee pursuant to this Agreement shall be in writing and may be personally served, telecopied or sent by first class United States mail and shall be deemed to have been given when delivered in person, upon receipt of telecopy, one Business Day after deposit in the overnight mail or other next day delivery service or three business days after deposit in United States mail, postage prepaid, and properly addressed to the appropriate party. For purposes of this Section 15.1, the addresses of the parties hereto shall be as set forth in the Partnership's records. The address of any party hereto may be changed by a notice in writing given in accordance with the provisions hereof to the General Partner.

         15.2 Controlling Law. This Agreement and all questions relating to its validity, interpretation, performance and enforcement (including, without limitation, provisions concerning limitations of actions), shall be governed by and construed in accordance with the laws of the State of Delaware, notwithstanding any conflict-of-laws doctrines of such state or other jurisdiction to the contrary.

         15.3 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall together constitute one and the same instrument. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

         15.4 Provisions Separable. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other provision may be invalid or unenforceable in whole or in part.

         15.5 Entire Agreement. This Agreement, including all the Exhibits hereto, contain the entire understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.

         15.6 Titles and Captions. The Article and Section headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

         15.7 Pronouns and Plurals. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter form and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

         15.8 Number of Days. Except as otherwise provided, in computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and holidays; provided, however, that if the final day of any time period falls on a day that is not a Business Day, then the final day shall be deemed to be the next Business Day.

         15.9 Assurances. Each of the Partners shall hereafter execute and deliver such further instruments and do such further acts and things as may be required or useful to carry out the intent and purpose of this Agreement.

         15.10 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

         15.11 Creditors. Other than as expressly set forth herein with respect to the Indemnities, none of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

         15.12 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

         15.13 Exhibits. The provisions of Exhibits A through D to this Agreement are by this reference hereby incorporated into this Agreement as if contained in the body of the Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed on their behalf as of the date first above written.

                                     GENERAL PARTNER:
                                     STRATEGIC TIMBER OPERATING CO.


                                     By:
                                        ----------------------------------------
                                     Title:
                                           -------------------------------------


                                     LIMITED PARTNERS:


                                     STRATEGIC TIMBER TRUST, INC.

                                     By:
                                        ----------------------------------------
                                     Title:
                                           -------------------------------------


                                     OLD PIONEER, LLC


                                     By:
                                        ----------------------------------------
                                        Gregory M. Demers, as authorized member

                      [SIGNATURES CONTINUED ON NEXT PAGE]

                                     -------------------------------------------
                                     GREGORY M. DEMERS


                                     -------------------------------------------
                                     T. YATES EXLEY

                                     KING INVESTMENT GROUP, INC.

                                     By:
                                        ----------------------------------------
                                     Title:
                                           -------------------------------------


                                     -------------------------------------------
                                     DARRICK SALYERS


                                     -------------------------------------------
                                     JAMES A. YOUEL

                                     MACH ONE PARTNERS, LLC

                                     By:
                                        ----------------------------------------
                                     Title:
                                           -------------------------------------


                                     -------------------------------------------
                                     C. EDWARD BROOM


                                     -------------------------------------------
                                     THOMAS P. BROOM


                                     -------------------------------------------
                                     CHRISTOPHER J. BROOM


                                     -------------------------------------------
                                     VLADIMIR HARRIS


                                     -------------------------------------------
                                     JOSEPH E. RENDINI


                                     -------------------------------------------
                                     NICHOLAS C. BRUNET


                                     SUTHERLAND ASBILL & BRENNAN LLP


                                     By:
                                        ----------------------------------------

                                                                    EXHIBIT A TO
                                                     SECOND AMENDED AND RESTATED
                                             AGREEMENT OF LIMITED PARTNERSHIP OF
                                                   STRATEGIC TIMBER PARTNERS, LP

                      PARTNERS' CONTRIBUTIONS AND INTERESTS

                                                   Cash or
               Name/Address                     Agreed Value of            Partnership          Percentage
                of Partner                       Contributions                Units              Interest
             ---------------                     -------------             -----------          ----------

             General Partner


Strategic Timber Operating Co.                    $_________                _________             ______%
5 N. Pleasant Street
New London, NH 03257

            Limited Partners

Strategic Timber Trust, Inc.                      $_________                _________             ______%
5 N. Pleasant Street
New London, NH 03257


Gregory M. Demers                                 $_________                _________             ______%
25310 Jeans Road
P.O. Box 876
Veneta, OR  97487

Old Pioneer, LLC                                  $_________                _________             ______%
25310 Jeans Road
P.O. Box 876
Veneta, OR  97487

T. Yates Exley                                    $_________                _________             ______%
25310 Jeans Road
P.O. Box 876
Veneta, OR  97487

King Investment Group, Inc.                       $_________                __________             _____%
30414 LeBleu Road
Eugene, OR 97405

                                                   Cash or
   Name/Address                                 Agreed Value of            Partnership           Percentage
    of Partner                                   Contributions                Units               Interest
   ------------                                 ---------------            -----------           ----------

Darrick Salyers                                   $_________                 ________              _____%
25310 Jeans Road
P.O. Box 876
Veneta, OR 97487

James A. Youel                                    $_________                 ________              _____%
25310 Jeans Road
P.O. Box 876
Veneta, OR  97487

MACH ONE PARTNERS,                                $_________                 ________              _____%
LLC
c/o Nancy K. Thomason
First Union National Bank
 of Georgia
1100 Abernathy Road, N.E.
Bldg. 500
Atlanta, GA  30328

LOUISIANA TIMBER                                  $_________                 ________              _____%
PARTNERS, LLC
c/o Nancy K. Thomason
First Union National Bank
 of Georgia
1100 Abernathy Road, N.E.
Bldg. 500
Atlanta, GA  30328

C. Edward Broom                                   $_________                 ________              _____%
5 N. Pleasant Street
New London, NH 03257

Thomas P. Broom                                   $_________                 ________              _____%
5 N. Pleasant Street
New London, NH 03257


Christopher J. Broom                              $_________                 ________              _____%
5 N. Pleasant Street
New London, NH 03257

                                              Cash or
      Name/Address                        Agreed Value of             Partnership        Percentage
       of Partner                          Contributions                 Units            Interest
      ------------                        ---------------             -----------        ----------

Vladimir Harris                             $__________                _________           _____%
5 N. Pleasant Street
New London, NH 03257


Joseph E. Rendini                           $__________                _________           _____%
5 N. Pleasant Street
New London, NH 03257

Nicholas C. Brunet                          $__________                _________           _____%
5 N. Pleasant Street
New London, NH 03257

Sutherland Asbill                           $__________                _________           _____%
  & Brennan LLP
999 Peachtree Street
Suite 2300
Atlanta, GA 30309

Total                                       $__________                _________           _____%

                                                                    EXHIBIT B TO
                                                     SECOND AMENDED AND RESTATED
                                             AGREEMENT OF LIMITED PARTNERSHIP OF
                                                   STRATEGIC TIMBER PARTNERS, LP

                           CAPITAL ACCOUNT MAINTENANCE


         Definitions. The following terms, for the purposes of this Exhibit B and the Agreement shall have the meaning set forth below:

         1. "Depletion" shall mean, with respect to standing timber owned by the Partnership, the recovery (as a noncash expense) of the costs associated with the acquisition or establishment of timber stands, as determined under Code section 611 and the Regulations thereunder; provided, however, if there is a difference between the Gross Asset Value and adjusted tax basis of such timber, Depletion means "book" depletion as determined under the Code section 704(b) Regulations.

                  "Depreciation" shall mean, with respect to any asset of the Partnership for any fiscal year or other period, the depreciation or amortization, as the case may be, allowed or allowable for Federal income tax purposes in respect of such asset for such fiscal year or other period; provided, however, that if there is a difference between the Gross Asset Value and the adjusted tax basis of such asset, Depreciation shall mean "book" depreciation or amortization as determined under the Code section 704(b) Regulations.

         2. Capital Account of the Partners. The Partnership shall maintain for each Partner, a separate Capital Account in accordance with the rules of Regulation Section 1.704-1(b)(2)(iv).

         3. Computation of Net Income or Net Loss. For each fiscal year or other applicable period, the Net Income or Net Loss shall be an amount equal to the Partnership's net income or loss for such year or period as determined for federal income tax purposes by the Accountants, in accordance with section 703(a) of the Code. For this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code section 703(a) shall be included in taxable income or loss. The following adjustments shall then be made:

                  (a) include as an item of gross income any tax-exempt income received by the Partnership;

                  (b)      any expenditure of the Partnership described in
section 705(a)(2)(B) of the Code shall be treated as a deductible expense;

                  (c) in lieu of depreciation, depletion, amortization, and other cost recovery deductions taken into account in computing Net Income or Net Loss, there shall be taken into account Depreciation and Depletion;

                  (d) gain or loss resulting from any disposition of Partnership property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of such property as adjusted for Depreciation and Depletion rather than its adjusted tax basis; and

                  (e) in the event of an adjustment to the Gross Asset Value of any Partnership asset, as provided for in subparagraphs (b), (c) and
(d) of Paragraph 3 of this Exhibit B, that also requires the Capital Accounts of the Partnership to be adjusted pursuant to Regulation Section 1.704-1(b)(2)(iv)(e), (f) and (m), the amount of such adjustment is to be taken into account as an additional item of income or deduction, as is applicable.

                  (f) Once an item of income, gain, loss or deductions is included in the initial computation of Net Income or Net Loss but is then subjected to the special allocation rules in Exhibit C, Net Income or Net Loss shall be recomputed without regard to such item.

         4.       Contributed Property and Adjustments to Value.

         With respect to any asset of the Partnership, the Gross Asset Value of such asset shall be such asset's adjusted basis for Federal income tax purposes, except as follows:

         (a) the initial Gross Asset Value of any asset (other than cash) contributed by a Partner to the Partnership shall be the gross fair market value of such asset at the time of its contribution, and such amount as reduced for any liabilities assumed or taken subject to by the Partnership in connection with such contribution, shall be reflected in the books and records of the Partnership and on Exhibit A to this Agreement as the "Agreed Value" of the contributed property;

         (b) if the General Partner reasonably determines, that an adjustment is necessary or appropriate to reflect the relative economic interests of the Partners, the Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values, as reasonably determined by the General Partner, as of the following events:

                  (x) immediately prior to a Capital Contribution (other than a de minimis Capital Contribution) to the Partnership by a new or existing Partner as consideration for a Partnership Interest;

                  (y) immediately prior to the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property as consideration for the redemption of a Partnership Interest; and

                  (z) immediately prior to the liquidation of the Partnership within the meaning of the Regulations under Code section 704(b);

         (c) in accordance with Regulations Section 1.704-1(b)(2)(iv)(e), the Gross Asset Values of Partnership Assets distributed in kind shall be adjusted upward or downward to reflect any unrealized gain or loss attributable to such Partnership property, as of the time any such asset is distributed; and

         (d) the Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Sections 734(b) or 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to the Regulations under Code section 704(b); provided, however, that Gross Asset Values shall not be adjusted pursuant to this paragraph to the extent that the General Partner reasonably determines that an adjustment pursuant to paragraph (b) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph (d).

         5. Periodic Adjustments to Gross Asset Value. As of the end of each fiscal year or other computation period, Gross Asset Values shall be adjusted by any Depletion or Depreciation taken into account with respect to the Partnership's assets for purposes of computing Net Income and Net Loss.

         6. Overriding Principles. The provisions of the Agreement (including this Exhibit B and the other exhibits to this Agreement), relating to the maintenance of capital accounts and allocations are intended to comply with Regulation Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Regulations. In the event the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto are computed in order to comply with such Regulations, the General Partner may make such modifications, provided that such modification is not likely to have a material adverse effect on the amounts distributable to any Partner or Assignee, pursuant to Article VIII of this Agreement, upon dissolution of the Partnership.

         7. No Interest. No interest shall be paid by the Partnership on Capital Contributions or on balances in Partners' Capital Accounts.

         8. No Withdrawal. No Partner shall be entitled to withdraw any part of its Capital Contribution or its Capital Account or to receive any distribution from the Partnership, except as provided in Articles 4, 5, 7 and 8 of the Agreement.

                                                                    EXHIBIT C TO
                                                     SECOND AMENDED AND RESTATED
                                             AGREEMENT OF LIMITED PARTNERSHIP OF
                                                   STRATEGIC TIMBER PARTNERS, LP



                            SPECIAL ALLOCATION RULES


         Notwithstanding the provisions of Section 6.1 of the Agreement, the Special Allocation Rules of this Exhibit C are controlling as to the allocation of any items of Partnership income, gain, loss and deduction.

         1. Definitions. The following terms shall, for purposes of this Exhibit C and the Agreement, have the meanings set forth below:

                  "Adjusted Capital Account Deficit" shall mean, with respect to any Partner, the deficit balance, if any, in such Partner's Capital Account as of the end of any relevant fiscal year and after giving effect to the following adjustments:

                  (a) credit to such Capital Account any amounts which such Partner is obligated or treated as obligated to restore with respect to any deficit balance in such Capital Account pursuant to Section 1.704-1(b)(2)(ii)(c) of the Regulations, or is deemed to be obligated to restore with respect to any deficit balance pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations; and

                  (b) debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4),(5) and (6) of the
                  Regulations.

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the requirements of the alternate test for economic effect contained in Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

                  "Nonrecourse Deductions" shall have the meaning set forth in Sections 1.704-2(b)(1) and (c) of the Regulations.

                  "Nonrecourse Liabilities" shall have the meaning set forth in
Section 1.752-1(a)(2) of the Regulations.

                  "Partner Minimum Gain" shall mean "partner nonrecourse debt minimum gain" as determined in accordance with Regulation Section 1.704-2(i)(2).

                  "Partner Nonrecourse Deductions" shall have the meaning set forth in Section 1.704-2(i)(2) of the Regulations.

                  "Partnership Minimum Gain" shall have the meaning set forth in Sections 1.704-2(b)(2) and 1.704-2(d) of the Regulations.

                  "Regulatory Allocations" shall mean the allocations required by the Regulations under Code section 704(b) in order for allocations to be deemed to have "economic effect" within the meaning of Code section 704(b) and as provided for in subparagraphs (a) through (f) of Paragraph 2 of this Exhibit C.

2.   Special Allocations.

         Notwithstanding any other provisions of the Agreement, the following special allocations shall be made prior to any allocation under Section 6.1 of the Agreement and in the following order:

         (a) Minimum Gain Chargeback. If there is a net decrease in Partnership Minimum Gain for any Partnership fiscal year (except as otherwise provided in Regulation Section 1.704-2), each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to that Partner' s share of the net decrease in Partnership Minimum Gain. The items to be so allocated shall be determined in accordance with Regulation Section 1.704-2(f). This paragraph (a) is intended to comply with the minimum gain chargeback requirement of Regulation
Section 1.704-2 and shall be interpreted consistently therewith. Allocations pursuant to this paragraph (a) shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant to the Regulations.

         (b) Partner Minimum Gain. If there is a net decrease in Partner Minimum Gain during any fiscal year (except as otherwise provided in Regulation
Section 1.704-2(i)(4)), each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to the Partner's share of the net decrease in Partner Minimum Gain, if any. The items to be so allocated shall be determined in accordance with Regulation Section 1.704-2(i)(4) and (j)(2). This paragraph (b) is intended to comply with the minimum gain chargeback requirement with respect to Partner Nonrecourse Debt contained in the Regulations and shall be interpreted consistently therewith. Allocations pursuant to this paragraph (b) shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant to the Regulations.

         (c) Qualified Income Offset. In the event a Partner unexpectedly receives any adjustments, allocations or distributions described in Regulation
Section 1.704-1(b)(2)(ii) (d)(4),(5), or (6), and such Limited Partner has an Adjusted Capital Account Deficit as a result of such adjustments, allocations or distributions, items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate the Adjusted Capital Account Deficit as quickly as possible unless such deficit balance is otherwise eliminated pursuant to Sections 2(a) or 2(b) of this Exhibit C. This paragraph (c) is intended to constitute a "qualified income offset" under Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

         (d) Nonrecourse Deductions. Nonrecourse Deductions for any fiscal year or other applicable period shall be allocated to the Partners in accordance with their respective

Percentage Interests.

         (e) Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any fiscal year or other applicable period shall be specially allocated to the Partner that bears the economic risk of loss for the debt (i.e., the Partner Nonrecourse Debt) as to which such Partner Nonrecourse Deductions are attributable, as determined under Regulation Section 1.704-2(b)(4) and (i)(1)).

         (f) Excess Nonrecourse Liabilities. The "excess nonrecourse liabilities" of the Partnership (within the meaning of Regulation Section 1.752-3(a)(3)) shall be allocated among the Partners in accordance with the Partners' Percentage Interests.

         (g) Curative Allocations. The Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss, and deduction among the Partners so that, to the extent possible, the cumulative net amount of allocations of Partnership items under the Regulatory Allocations and
Section 6.1 of the Agreement shall be equal to the net amount that would have been allocated to each Partner if the Regulatory Allocations had not occurred. This subparagraph (f) is intended to minimize, to the extent possible, any economic distortions which may result from application of the Regulatory Allocations and shall be interpreted in a manner consistent therewith.

         (h) No Withdrawal. No Partner shall be entitled to withdraw any part of its Capital Contribution or its Capital Account or to receive any distribution from the Partnership, except as provided in Articles 4, 5, 7 and 8 of the Agreement.

                                                                    EXHIBIT D TO
                                                     SECOND AMENDED AND RESTATED
                                             AGREEMENT OF LIMITED PARTNERSHIP OF
                                                   STRATEGIC TIMBER PARTNERS, LP

                              NOTICE OF REDEMPTION

         The undersigned Limited Partner hereby (i) irrevocably redeems ______ Partnership Units in Strategic Timber Partners, LP in accordance with the terms of the Second Amended and Restated Agreement of Limited Partnership of Strategic Timber Partners, LP, as amended, and the Redemption Right referred to therein,
(ii) surrenders such Partnership Units and all right, title and interest therein, and (iii) requests that the Cash Amount or the Share Amount, as determined by STT, be delivered to the address specified below. If the Shares are to be delivered, the undersigned requests that such Shares be registered or placed in the name(s) specified below.

         The undersigned hereby represents, warrants, certifies and agrees that the undersigned (i) has good, marketable and unencumbered title to such Partnership Units, free and clear of the rights or interests of any other person or entity, (ii) has the full right, power and authority to redeem and surrender such Partnership Units as provided herein, and (iii) has obtained the consent or approval of all persons or entities, if any, having the right to consent to or approve such redemption and surrender.


Dated:
      ----------------------------

      Name of Limited Partner:
                                         ---------------------------------------


                                         ---------------------------------------
                                         (Signature of Limited Partner)


                                         ---------------------------------------
                                         (Street Address)


                                         ---------------------------------------
                                         (City, State, Zip Code)

                  Signature Guaranteed by:

                                         ---------------------------------------

IF SHARES ARE TO BE ISSUED, ISSUE TO:

Please insert social security or identifying number.
                                                    ----------------------------

Name of Shareholder(s):


                           ---------------------------

                                List of Exhibits


         Exhibit A         Partners' Contributions and Interests

         Exhibit B         Capital Account Maintenance

         Exhibit C         Special Allocation Rules

         Exhibit D         Notice of Redemption